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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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INSMED INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE
and
PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
MAY 19, 2016

10 Finderne Avenue, Building 10
Bridgewater, New Jersey 08807

Insmed Incorporated
10 Finderne Avenue, Building 10
Bridgewater, New Jersey 08807
(908) 977-9900
ANNUAL MEETING OF SHAREHOLDERS

April 13, 2016

To the Shareholders:

        We cordially invite you to attend the 2016 Annual Meeting of Shareholders to be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807, on May 19, 2016, at 9:00 a.m. local time (the "Annual Meeting"). A formal notice of the meeting, together with a proxy statement and proxy form, is enclosed with this letter. The notice points out that you will be asked to:

  1.
  elect three Class I directors, Alfred F. Altomari, Steinar J. Engelsen, M.D. and William H. Lewis, to serve until the 2019 Annual Meeting of Shareholders;

  2.
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

  3.
  transact such other business as may properly come before the meeting.

        Please read the notice and proxy statement carefully, and vote by telephone, electronically through the internet, by completing, signing, and mailing the enclosed proxy card promptly, or in person at the Annual Meeting. You may inspect a list of shareholders of record at the Company's headquarters during regular business hours during the period before the Annual Meeting and the list of shareholders shall be available at the Annual Meeting for inspection at any time.

        Whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares of Insmed common stock you own, please vote promptly.

Sincerely yours,
/s/ DONALD HAYDEN, JR. DONALD HAYDEN, JR. Chairman of the Board

INSMED INCORPORATED
10 Finderne Avenue, Building 10
Bridgewater, New Jersey 08807
(908) 977-9900

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2016

        NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Shareholders of Insmed Incorporated will be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807, on May 19, 2016, at 9:00 a.m. local time and at any adjournment or postponement thereof (the "Annual Meeting"), for the following purposes:

  1.
  To elect three Class I directors, Alfred F. Altomari, Steinar J. Engelsen, M.D. and William H. Lewis, to serve until the 2019 Annual Meeting of Shareholders;

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

  3.
  To transact such other business as may properly come before the meeting.

        Holders of record of shares of Insmed common stock at the close of business on March 28, 2016 will be entitled to vote at the Annual Meeting.

        You are requested to vote promptly by telephone, electronically through the internet, or by completing, signing, and mailing the enclosed proxy card regardless of whether you expect to attend the Annual Meeting. If you are present at the Annual Meeting, you may vote in person even if you already have sent in your proxy.

By Order of the Board
/s/ CHRISTINE PELLIZZARI Christine Pellizzari Corporate Secretary

April 13, 2016

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
of
INSMED INCORPORATED
To be held May 19, 2016

THE PROXY STATEMENT AND FORM OF PROXY FOR OUR 2016 ANNUAL MEETING AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015 FILED ON FEBRUARY 25, 2016, ARE AVAILABLE AT: www.insmed.com under the heading "Investor Relations—SEC Filings."

In this Proxy Statement, we use the words "Insmed Incorporated" to refer to Insmed Incorporated, a Virginia corporation, and we use the words "Company," "Insmed," "we," "us" and "our" to refer to Insmed Incorporated and its consolidated subsidiaries. Insmed and ARIKAYCE are trademarks of Insmed Incorporated. This Proxy Statement also contains trademarks of third parties. Each trademark of another company appearing in this Proxy Statement is the property of its owner.

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
of
INSMED INCORPORATED
To be held May 19, 2016

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Distribution of Proxy Solicitation and Other Required Annual Meeting Materials

        The Board of Directors (the "Board") of Insmed Incorporated is soliciting your proxy for the Annual Meeting of Shareholders to be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807, on May 19, 2016, at 9:00 a.m., local time and any adjournment or postponement thereof (the "Annual Meeting"). We intend to begin mailing the proxy statement and related proxy materials to shareholders on or about April 15, 2016.

Information about the Annual Meeting

        Who May Vote.    Shareholders of record at the close of business on March 28, 2016 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, we had 61,870,206 outstanding shares of our common stock, $0.01 par value per share (the "Common Stock"). Each share of our Common Stock entitles the holder to one vote with respect to all matters submitted to shareholders at the Annual Meeting. Beneficial owners of shares of our Common Stock may direct the record holder of the shares on how to vote the shares held on their behalf.

        Shareholders of Record.    If on the Record Date, shares of our Common Stock were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote in person or by proxy at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we hope you will take the time to vote your shares.

        How can you vote? If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:

  1.
  By Telephone—Dial 1-800-690-6903 using any touch-tone phone to transmit your voting instructions up until 5:00 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the voting instructions given to you over the phone.

  2.
  By Mail—Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board. Unsigned proxy cards will not be voted.

  3.
  By Internet—If you have Internet access, you may authorize the voting of your shares by following the "Submit a proxy by Internet" instructions set forth on the enclosed proxy card. You must specify how you want your shares voted or your vote will not be completed and you will receive an error message. Your shares will be voted according to your instructions.

  4.
  In Person at the Meeting—If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

        Beneficial Owners of Shares.    If on the Record Date, your shares of our Common Stock were not held in your name, but rather were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting and is required to vote those shares in accordance with your instructions. If you do not give instructions to the organization holding your account, then the organization will have discretion to vote the shares with respect to "routine" matters but will not be permitted to vote the shares with respect to "non-routine" matters. Accordingly, if you do not instruct your broker or other agent on how to vote your shares with respect to the "non-routine" matters, your shares will be "broker non-votes" with respect to that proposal, which means your shares will not be voted. Proposal 1, the election of directors, is a non-routine matter. Proposal 2, the ratification of an independent registered public accounting firm, is a routine matter. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. If you are a beneficial owner and not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

        Quorum and Vote Required to Approve Each Item on the Proxy.    Shares of our Common Stock representing a majority of the votes entitled to be cast on a matter at the Annual Meeting will constitute a quorum for the transaction of business with respect to such matter, unless otherwise provided by law or in our Articles of Incorporation, as amended ("Articles of Incorporation").

        Proposal 1, the election of directors, requires the affirmative vote of the holders of a plurality of the votes cast in the election of directors. This means that the nominee(s) who receive the highest number of affirmative votes cast are elected irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted. Signing and returning your proxy will constitute a vote "for" the nominees unless your proxy specifies that you are withholding authority to vote for the nominees or for a specific nominee. Any votes that are withheld and any broker non-votes will not be included in determining the number of votes cast. In the event that any of the nominees are unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee. If the Board selects a substitute nominee, the shares represented by proxy will be voted "for" the substitute nominee unless other instructions are given in the proxy. The Board has no reason to believe that any nominee will be unavailable.

        Proposal 2, ratification of an independent registered public accounting firm, does not require shareholder ratification under Virginia law, our Articles of Incorporation, or our Amended and Restated Bylaws ("Bylaws"). However, the Board is submitting the appointment of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting. In the event that Proposal 2 is not approved, the Audit Committee of the Board will consider the vote and the reasons therefore in future independent auditor selection decisions.

        Revoking a Proxy.    Anyone giving a proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivering a later dated proxy or written notice of revocation to our Corporate Secretary. Attendance at the Annual Meeting will not itself revoke a proxy. A proxy, if executed and not revoked, will be voted at the Annual Meeting.

        Cost of Soliciting Proxies.    We will pay the cost of soliciting proxies. In addition to the use of mail, proxies may be solicited in person or by telephone by our employees. We have engaged Proxy Advisory Group to assist us in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. We will pay Proxy Advisory Group approximately $10,000 for their services and reimburse them for their out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related items. We will indemnify Proxy Advisory Group from any losses arising from that firm's proxy soliciting services on our behalf.

Principal Executive Offices of Insmed

        The address of our principal executive offices is 10 Finderne Avenue, Building 10, Bridgewater, New Jersey, 08807.

Forward-Looking Statements

        This proxy statement contains "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 and in our periodic reports on Form 10-Q and Form 8-K filed with the SEC.

 PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

        The Board has nominated three current Class I directors, Alfred F. Altomari, Steinar J. Engelsen, M.D. and William H. Lewis (the "nominees" and each a "nominee") for re-election at the Annual Meeting for the three-year term expiring at the 2019 Annual Meeting of Shareholders. Each of the nominees was recommended for election by the Nominations and Governance Committee and the other members of the Board. Below is some information on the nominees.

        Alfred F. Altomari.    Mr. Altomari was elected to our Board in August 2012. Since October 2010, Mr. Altomari has served as President and Chief Executive Officer of Agile Therapeutics, Inc. (Nasdaq: AGRX), a women's health specialty pharmaceutical company. Mr. Altomari is also a member of Agile's board of directors and prior to being named President and Chief Executive Officer, he served as Agile's Executive Chairman from 2004 to 2010. From 2008 to September 2010, Mr. Altomari was a consultant to Agile. From 2003 to 2008, Mr. Altomari held multiple senior management positions at Barrier Therapeutics, Inc., including Chief Commercial Officer, Chief Operating Officer, and Chief Executive Officer. In 2008, in his role as Chief Executive Officer and as a member of Barrier's board of directors, Mr. Altomari completed the successful sale of Barrier to Stiefel Laboratories, which was subsequently acquired by GlaxoSmithKline plc. From 1982 to 2003, Mr. Altomari held numerous executive roles in general management, commercial operations, business development, product launch preparation, and finance with Johnson & Johnson. Mr. Altomari also serves on the board of directors of Recro Pharma, Inc. (Nasdaq: REPH). Mr. Altomari holds a Master of Business Administration degree from Rider University and Bachelor of Science degrees in finance and accounting from Drexel University.

        Key Attributes, Experience and Skills: Mr. Altomari is a pharmaceutical industry veteran with more than 30 years of experience. The Board believes that Mr. Altomari's experience in pharmaceutical companies with commercialized products, the launch of certain products, and more than 20 years of focus on the development and marketing of specialty pharmaceutical products makes him uniquely suited to guide the Board in strategic planning, as well as operational and commercial matters.

        Steinar J. Engelsen, M.D.    Dr. Engelsen has been a member of our Board since our inception in November 1999 and was a director of Insmed Pharmaceuticals Inc., our predecessor entity, from 1998 to 2000. Since November 1996, Dr. Engelsen has been a partner of Teknoinvest AS, a venture capital firm based in Norway. In addition, from January to November 2000, Dr. Engelsen was acting chief executive officer of Centaur Pharmaceuticals, Inc., a biopharmaceutical company. From 1989 until 1996, Dr. Engelsen held various management positions within Hafslund Nycomed AS, a pharmaceutical company based in Europe, which was subsequently acquired by Takeda Pharmaceutical Company Limited, and its affiliated companies. He was responsible for therapeutic research and development, serving as Senior Vice President, Research and Development of Nycomed Pharma AS from 1994 until 1996. Dr. Engelsen also serves on the board of directors of Capnia, Inc. (Nasdaq: CAPN), a medical device company. Dr. Engelsen holds a Master of Science degree in nuclear chemistry and a Doctor of Medicine degree from the University of Oslo and is a Certified European Financial Analyst.

        Key Attributes, Experience and Skills: Dr. Engelsen has more than 20 years of experience in the pharmaceutical industry, including his experience as a financial analyst and as an investor in biopharmaceutical companies. The Board believes that Dr. Engelsen's finance and management experience in biopharmaceutical companies enables him to provide operating insights.

        William H. Lewis.    Mr. Lewis joined us in September 2012 as our President and Chief Executive Officer and as a member of our Board. Mr. Lewis was a consultant to our Board from June 2012 until September 2012. In 2005, Mr. Lewis co-founded Aegerion Pharmaceuticals, Inc. (Nasdaq: AEGR), a biopharmaceutical company focused on developing therapies for rare diseases. At Aegerion, Mr. Lewis served in a series of successively more senior executive administrative and financial roles, notably serving as Chief Financial Officer from March 2005 to August 2009, at which time he became President and served in that role until June 2011. Prior to Aegerion, Mr. Lewis spent more than 10 years working in the United States and Europe in investment banking for JP Morgan, Robertson Stephens, and Wells Fargo. Mr. Lewis serves on the Supervisory Board of uniQure, N.V. (Nasdaq: QURE), a Netherlands-based gene therapy company, and the Board of Trustees of Oberlin College. Mr. Lewis holds a Bachelor of Arts degree cum laude from Oberlin College, a Master of Business Administration from Case Western Reserve University and a Juris Doctor with Honors from Case Western Reserve University. Prior to attending graduate school he worked in the Foreign Service for the U.S. Government.

        Key Attributes, Experience and Skills: Mr. Lewis has more than 10 years of executive experience in the life sciences industry and a track record of success for over 20 years in the pharmaceutical and finance industries both in the United States and internationally. During his tenure at Aegerion, Mr. Lewis played a pivotal role in re-orienting the company's strategy to focus on rare disease indications enabling Aegerion to go public in one of the best performing initial public offerings of 2010. The Board believes that Mr. Lewis brings significant qualifications including his experience as a seasoned entrepreneur and senior executive with a fast-growing biotechnology company. In addition, Mr. Lewis offers the Board significant insights and experience with financing, orphan drug development and commercialization, and international business development.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE CLASS I DIRECTOR NOMINEES.

The Board

        Our Articles of Incorporation provide that our Board shall consist of not more than 12 directors, with the exact number to be prescribed by our Bylaws. Our Bylaws provide that the number of directors constituting our Board shall be designated by a resolution of the Board but shall be not less than six or more than ten. Our Bylaws are posted on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance." Our Board has adopted resolutions designating up to nine directors. The directors are divided into three classes—Class I, Class II, and Class III. Each class of directors serves for three years on a staggered term basis.

        The Board has nominated three Class I directors, each of whom is currently a director with a term of office that expires at our 2016 Annual Meeting of Shareholders: Alfred F. Altomari, Steinar J. Engelsen, M.D., and William H. Lewis. If re-elected, their term of office will expire at our 2019 Annual Meeting of Shareholders. The term of the Class II directors, Donald Hayden, Jr., David W.J. McGirr, and Myrtle Potter, will expire at the 2017 Annual Meeting of Shareholders. The term of the Class III directors, David Brennan and Melvin Sharoky, M.D., will expire at the 2018 Annual Meeting of Shareholders.

        The following table sets forth the names of the directors nominated to be re-elected at the Annual Meeting and the names of the continuing directors not subject to re-election, the year each such person was first elected as a director, the positions currently held by each such person, the year such person's current term as a director will expire and the director class to which such person belongs or will belong:

Nominee's or Director's Name	Age	Position(s) with the Company	Year First Became Director and Year Current Term Will Expire	Class of Director
Nominees for Class I Directors:
Alfred F. Altomari(1)(2)	57	Director	2012 - 2019	I
Steinar J. Engelsen, M.D.(2)(3)	65	Director	1999 - 2019	I
William H. Lewis	47	President and CEO, Director	2012 - 2019	I
Continuing Directors:
Donald Hayden, Jr.(4)	60	Chairman of the Board	2010 - 2017	II
David W.J. McGirr(5)	61	Director	2013 - 2017	II
Myrtle Potter(6)	57	Director	2014 - 2017	II
David Brennan(6)	62	Director	2014 - 2018	III
Melvin Sharoky, M.D.(4)(6)	65	Director	2001 - 2018	III

(1)
Chairman of the Compensation Committee.

(2)
Member of the Audit Committee.

(3)
Chairman of the Nominations and Governance Committee.

(4)
Member of the Nominations and Governance Committee.

(5)
Chairman of the Audit Committee.

(6)
Member of the Compensation Committee.

  Incumbent Directors Whose Term Expires at the 2017 Annual Meeting of Shareholders (Class II Directors)

        Donald Hayden, Jr.    Mr. Hayden has been a member of our Board since December 2010. Mr. Hayden has been the non-Executive Chairman of our Board since December 2010, except for the period from May 2012 to September 2012, when he acted as our Executive Chairman during a transition of senior level management. He previously served as the Executive Chairman of Transave, a biotechnology company, from 2006 until 2010, when Transave was acquired by Insmed. From 1981 to 2006, Mr. Hayden was an executive with Bristol-Myers Squibb Company, where he served in key executive roles including President of Global Pharmaceuticals; Executive Vice President and President, Americas; Executive Vice President of the Health Care Group; President of Oncology and Immunology; and Senior Vice President of Worldwide Franchise Management and Business Development. Mr. Hayden currently serves as Chairman of REGENXBIO (Nasdaq: RGNX) and Vitae Pharmaceuticals, Inc. (Nasdaq: VTAE), as well as lead independent director of Amicus Therapeutics Inc. (Nasdaq: FOLD), all of which are clinical-stage biopharmaceutical companies. Mr. Hayden also serves on the board of Otsuka America Pharmaceuticals, a privately-held company, and is a senior advisor to Prospect Venture Partners, a venture capital firm. Mr. Hayden holds a Bachelor of Arts degree in general studies from Harvard University and a Master of Business Administration degree from Indiana University.

        Key Attributes, Experience and Skills: Mr. Hayden has more than 30 years of pharmaceutical industry experience, including roles in executive management, commercialization, business development, and financial and strategic planning. This extensive experience makes him a valuable asset to our Board. Furthermore, Mr. Hayden's leadership abilities and experiences make him particularly well qualified to be our Chairman.

        David W.J. McGirr.    Mr. McGirr has been a member of our Board since October 2013. From March 2013 to June 2014, Mr. McGirr served as a Senior Advisor to the Chief Executive Officer of Cubist Pharmaceuticals, Inc., a publicly traded biopharmaceutical company that was acquired by Merck and Co. in January 2015. He previously served at Cubist as Senior Vice President and Chief Financial Officer, from November 2002 to March 2013, and as Treasurer from 2002 until 2003. From 1999 to 2002, Mr. McGirr was the President and Chief Operating Officer of hippo inc., a venture-financed internet technology company, and was also a member the hippo inc. board of directors from 1999 to 2003. From 1996 to 1999, he was the President of GAB Robins North America, Inc., a risk management company, serving also as Chief Executive Officer from 1997 to 1999. Mr. McGirr was a private equity investor from 1995 to 1996. From 1978 to 1995, Mr. McGirr served in various positions within the S.G. Warburg Group, ultimately as Chief Financial Officer, Chief Administrative Officer and Managing Director of S.G. Warburg & Co., Inc., a position held from 1992 to 1995. Mr. McGirr serves on the board of directors of Relypsa, Inc. (Nasdaq: RLYP), a biopharmaceutical company, and Roka Bioscience, Inc. (Nasdaq: ROKA), a molecular diagnostics company. Mr. McGirr also serves on the board of Rhythm Pharmaceuticals, Inc., a privately-held clinical-stage biopharmaceutical company. Mr. McGirr holds a Bachelor of Science degree in civil engineering from the University of Glasgow and a Master of Business Administration degree from The Wharton School at the University of Pennsylvania.

        Key Attributes, Experience and Skills: Mr. McGirr has more than 30 years of experience as a senior financial executive including 11 years at Cubist, during which the company secured a number of product approvals and launched these products across multiple markets. The Board believes that Mr. McGirr brings a unique combination of skills to the Board, including public company executive and board experience, capital markets insight, operational and corporate development experience, and significant expertise in the healthcare sector, specifically with infectious diseases. Mr. McGirr's background is ideally suited to help guide the Company in building a commercial biopharmaceutical company with a franchise of novel therapies at the intersection of orphan, pulmonary, and infectious diseases.

        Myrtle Potter.    Ms. Potter has been a member of our Board since December 2014. Ms. Potter serves as a Director of Rite Aid (NYSE: RAD), Everyday Health (NYSE: EVDY), Liberty Mutual Holding Company, and Proteus Digital Health, and as a Trustee of The University of Chicago. She served on the Board of Medco Health Solutions from December 2007 until its acquisition by Express Scripts (Nasdaq; ESRX) in April 2012, and continued as a Director of Express Scripts until June 2012. Ms. Potter is the Chief Executive Officer of Myrtle Potter & Company, LLC, a global healthcare advisory firm. She has served in this capacity from 2005 to present. From 2000 to 2005, Ms. Potter was President of Commercial Operations and Chief Operating Officer at Genentech, where she also served as a member of the Executive Committee. At Genentech, Ms. Potter led the commercialization of a robust portfolio, including Avastin™, Rituxan™, Herceptin™, Tarceva™, Xolair™, Nutropin™, Activase™ and TNkase™. Prior to Genentech, Ms. Potter was President of Bristol-Myers Squibb's $3.5 billion, 3,500-person U.S. Cardiovascular and Metabolic business. Before Bristol-Myers Squibb, Ms. Potter was with Merck & Co. for 14 years. Her last job at Merck was as Vice President of an $800 million U.S. pharmaceutical business unit. She began her career at Procter & Gamble Company. Ms. Potter holds a Bachelor of Arts degree in Political Science from The University of Chicago.

        Key Attributes, Experience and Skills: Ms. Potter has over 30 years of experience in the pharmaceutical industry. The Board believes that Ms. Potter's experience, including extensive commercial and operational experience leading pharmaceutical companies in bringing new therapies to market, makes her well-suited to guide the Board in operational and commercial matters.

  Incumbent Directors Whose Term Expires at the 2018 Annual Meeting of Shareholders (Class III Directors)

        David Brennan.    Mr. Brennan joined Insmed's Board of Directors in May 2014. From 2006 to 2012, Mr. Brennan was the Chief Executive Officer of AstraZeneca PLC (NYSE: AZN), a global biopharmaceutical company. Previously at AstraZeneca, Mr. Brennan served as Executive Vice President of North America from 2001 to 2006; and as Senior Vice President of Commercialization and Portfolio Management from 1999 to 2001. Mr. Brennan also served as a member of the Board of Directors of AstraZeneca from 2005 to 2012. Prior to AstraZeneca, Mr. Brennan held various positions at Astra Pharmaceuticals, L.P., Astra Merck, Inc. and Merck and Co. Inc. Mr. Brennan also serves as a member of the board of directors of Alexion Pharmaceuticals (Nasdaq: ALXN) and a member of the Supervisory Board of Innocoll AG (Nasdaq: INNL). Mr. Brennan received a B.A. in Business Administration from Gettysburg College.

        Key Attributes, Experience and Skills: Mr. Brennan has more than 37 years of experience in the pharmaceutical industry. The Board believes that Mr. Brennan's public company and public company board experience, including roles in executive management, commercialization and product management makes him a valuable asset to the Board.

        Melvin Sharoky, M.D.    Dr. Sharoky has been a member of our Board since May 2001 and served as Chairman of our Board from June 2009 to December 2010. Since January 2008, Dr. Sharoky has been retired. From 2007 to 2012, he was a member of the board of directors of Par Pharmaceutical Companies, Inc., a publicly-traded pharmaceutical manufacturer, which was subsequently acquired by Endo International plc (Nasdaq: ENDP). From 2002 to 2007, Dr. Sharoky was President and Chief Executive Officer of Somerset Pharmaceuticals, Inc. Dr. Sharoky continued as a consultant to Somerset until 2007. From 2001 to 2002, Dr. Sharoky was retired. From July 1995 to June 2001, Dr. Sharoky served as President of Somerset Pharmaceuticals. From 1995 through 1998, Dr. Sharoky was President of Watson Pharmaceuticals, Inc. (now Actavis plc), and from 1993 to 1998 he was President and Chief Executive Officer of Watson's wholly-owned subsidiary, Circa Pharmaceuticals, Inc. From 1988 to 1993, Dr. Sharoky held various senior executive positions with Circa Pharmaceuticals. From February 1986 to June 1988, Dr. Sharoky was Vice President and Chief Medical Officer of Pharmakinetics Laboratories, Inc. Dr. Sharoky holds a Bachelor of Arts degree in biology from the University of Maryland in Baltimore County and a Doctor of Medicine degree from the University of Maryland School of Medicine.

        Key Attributes, Experience and Skills: Dr. Sharoky has more than 28 years of experience in the pharmaceutical industry. The Board believes that, in addition to his medical experience as a physician, Dr. Sharoky's background as an executive of pharmaceutical companies brings senior management, leadership, financial and strategic planning experience to our Board.

Executive Officers

        The following table sets forth our current executive officers, their ages, the positions currently held by each such person as of the date of this Proxy Statement and the period holding such positions.

Name	Age	Position(s)	Period During Which Officer Served in Such Position(s)
William H. Lewis	47	President and Chief Executive Officer	September 2012—Present
Andrew T. Drechsler	44	Chief Financial Officer	November 2012—Present
Eugene J. Sullivan, M.D.	51	Chief Medical and Scientific Officer	March 2015—Present
Christine Pellizzari	48	General Counsel and Corporate Secretary	July 2013—Present
S. Nicole Schaeffer	47	Senior Vice President, Human Resources and Corporate Services	January 2013—Present

        William H. Lewis.    Mr. Lewis's biographical information is summarized above under "Election of Class I Directors."

        Andrew T. Drechsler.    Mr. Drechsler joined Insmed as Chief Financial Officer in November 2012. Mr. Drechsler has 19 years of financial and operational leadership experience in both public and private life sciences companies. From 2007 to 2012, Mr. Drechsler was Chief Financial Officer of VaxInnate Corporation, a privately held biotechnology company. From 2005 to 2007, Mr. Drechsler was Chief Financial Officer of Valera Pharmaceuticals, a publicly traded specialty pharmaceutical company that was acquired by Indevus Pharmaceuticals, and is now part of Endo Pharmaceuticals. From 1997 to 2005, Mr. Drechsler held senior financial positions with i-STAT, now part of Abbott Laboratories, and Biomatrix, now part of Sanofi. From 1994 to 1997, Mr. Drechsler was an auditor with Coopers & Lybrand (now PricewaterhouseCoopers) during which time he became a certified public accountant. Mr. Drechsler graduated magna cum laude with a Bachelor of Science degree in accounting from Villanova University.

        Eugene J. Sullivan, M.D.    Dr. Sullivan joined Insmed as Chief Medical and Scientific Officer in March 2015. Dr. Sullivan has more than 20 years of experience with a focus on pulmonary and orphan diseases and has trained as a medical doctor in internal medicine, pulmonary medicine, and critical care medicine. Since 2012, Dr. Sullivan has also functioned as a consultant widely advising others on strategic regulatory and clinical drug development matters and similarly served Insmed from January 2014 to March 2015. From April 2014 through June 2014, Dr. Sullivan served as Vice President, Global Regulatory Affairs at AstraZeneca Pharmaceuticals, LP. From 2007 through 2012, Dr. Sullivan was the Chief Medical Officer of United Therapeutics Corporation (Nasdaq: UTHR). From 2006 to 2012, Dr. Sullivan also served as the Chief Medical Officer of Lung Rx, LLC, a wholly-owned subsidiary of United Therapeutics, and from 2010 to 2012 also fulfilled the responsibilities of Chief Clinical Development Officer at Lung Rx. From 1999 through 2006, Dr. Sullivan held successively senior positions at the U.S. Food and Drug Administration, including Deputy Director of the Division of Pulmonary and Allergy Products. Dr. Sullivan graduated summa cum laude from the University of Maryland with a Bachelor of Science degree. Dr. Sullivan earned his medical degree from the University of Maryland, School of Medicine and conducted his internship and residency in Internal Medicine at the Medical College of Virginia. Dr. Sullivan completed his fellowship training in Pulmonary and Critical Care Medicine at the University of Colorado Health Sciences Center and received a Masters of Pulmonary Vascular Disease from the University of Bologna in Italy.

        Christine Pellizzari.    Ms. Pellizzari joined Insmed as General Counsel and Corporate Secretary in July 2013. Ms. Pellizzari has over 20 years of experience in the global biotechnology and pharmaceutical industry, including senior-level leadership roles. From August 2007 to December 2012, Ms. Pellizzari served as Executive Vice President, General Counsel and Secretary for Aegerion Pharmaceuticals, Inc. From 1998 to 2007, Ms. Pellizzari served as Senior Vice President, General Counsel and Secretary of Dendrite International, Inc., a publicly traded company that provided the global pharmaceutical industry with sales effectiveness, promotional and compliance solutions until it was acquired by Cegedim S.A. (Euronext: CGM) in 2007. Prior to her tenure at Dendrite, Ms. Pellizzari practiced law at the firm of Wilentz, Goldman & Spitzer where she specialized in health care transactions and related regulatory matters. Before joining Wilentz, Ms. Pellizzari served as a law clerk to the Honorable Reginald Stanton, Assignment Judge for the Superior Court of New Jersey. Ms. Pellizzari received her Bachelor of Arts degree, cum laude, from the University of Massachusetts, Amherst and her Juris Doctor degree from the University of Colorado, Boulder.

        S. Nicole Schaeffer.    Ms. Schaeffer joined Insmed as Senior Vice President, Human Resources and Corporate Services in January 2013. From October through December 2012, Ms. Schaeffer was a consultant to Insmed. Ms. Schaeffer has more than 25 years of experience in human resources, organizational development, corporate operations, and building life science organizations. From March

2005 to June 2012, Ms. Schaeffer served as Senior Vice President, Administration and Human Resources, for Amicus Therapeutics (Nasdaq: FOLD) where she was responsible for the human resources, facilities, and information technology functions. Prior to Amicus, she served as Senior Director, Human Resources, for three portfolio companies of Flagship Ventures, a venture capital firm, and in that capacity she managed human resources for three life sciences companies. Ms. Schaeffer has also held HR leadership positions with Oak Industries, from 1997 to 2000, and EMC Corporation, from 1994 to 1996. Ms. Schaeffer received her Bachelor of Arts degree from the University of Rochester and her Master of Business Administration degree from Boston University.

CORPORATE GOVERNANCE

Corporate Governance Matters

        Code of Business Conduct and Ethics.    We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers (including our chief executive officer, chief financial officer, controller and any person performing similar functions) and employees. Our Code of Business Conduct and Ethics contains written standards designed to communicate our expectations of our directors, officers, and employees when making decisions and conducting themselves in corporate activities, including the ethical handling and use of confidential information; actual or apparent conflicts of interest; compliance with applicable governmental laws, rules and regulations; protection of our assets and proprietary information; the ethical handling of payments and gifts received in the normal course of business and of payments made to government personnel; prompt internal reporting of violations of our Code of Business Conduct and Ethics; and accountability for adherence to our Code of Business Conduct and Ethics. We have established a means for individuals to report a violation or suspected violation of the Code of Business Conduct and Ethics anonymously, including those violations relating to accounting, internal controls or auditing matters, and federal securities laws. Our Code of Business Conduct and Ethics is posted on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance." We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Conduct by making disclosures concerning such matters available on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance."

        Corporate Governance Guidelines.    We have adopted Corporate Governance Guidelines to assist and guide the Board in the exercise of its responsibilities. The Corporate Governance Guidelines contain written standards pertaining to director qualifications, director responsibilities, structure of our Board, director access to management and independent advisors, director compensation, and performance evaluation of our Board and committees, among other things. The Corporate Governance Guidelines help to ensure that the Board is independent from management, the Board adequately performs its oversight functions, and the interests of the Board and management align with the interests of our stockholders. Our Corporate Governance Guidelines are interpreted in accordance with all applicable laws and regulations, the Nasdaq Listing Rules, and our Articles of Incorporation and our Bylaws. Our Corporate Governance Guidelines and Bylaws are posted on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance."

        Meetings of the Board.    The Board held seven meetings during 2015, all of which were regularly scheduled meetings. Each director attended at least 75% of the Board meetings that occurred in 2015 while he or she was a director. No director missed more than one Board meeting in 2015 during his or her tenure as a director. Each director attended at least 75% of the committee meetings that occurred in 2015 during his or her tenure on such committees.

        Independence of the Directors and Director Nominees.    The Board has determined that the following members of the Board are independent, as that term is defined under the general independence standards of the Nasdaq Listing Rules: Mr. Altomari, Mr. Brennan, Dr. Engelsen, Mr. Hayden,

Mr. McGirr, Ms. Potter, and Dr. Sharoky. Mr. Lewis is not considered independent because he is currently employed by the Company.

Director Nominating Process

        The Nominations and Governance Committee.    Our Nominations and Governance Committee, which is described more fully below under "Corporate Governance—Nominations and Governance Committee," performs the functions of a nominating committee and serves as an independent and objective party to identify and nominate qualified candidates for directorship, consistent with criteria approved by the Board, and establishes such criteria based on factors it considers appropriate. Among the factors that the Board considers are strength of character, maturity of judgment, career specialization, relevant technical skills, diversity, independence, and the extent to which the candidate would fill a present need of the Board. The committee takes a leadership role in shaping our corporate governance, including overseeing the evaluation of the Board and its committees. The committee's Charter contains information concerning its responsibilities, including identifying and evaluating the director candidates. The Nominations and Governance Committee Charter and the Corporate Governance Guidelines are both available on our website at www.insmed.com under the heading "Investors—Corporate Governance." The Board has determined that all members of the Nominations and Governance Committee are independent as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules and our Corporate Governance Guidelines.

        Director Candidate Recommendations and Nominations by Shareholders.    The Nominations and Governance Committee's Charter provides that the committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the Nominations and Governance Committee through the method described below under "Corporate Governance—Communications with the Board." In addition, in accordance with our Bylaws, any person who is a shareholder of record on the record date for the shareholder meeting, on the date of the shareholder meeting, and on the date such person provides required notice to the Company may nominate persons for election to the Board if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in this Proxy Statement under the heading "Proposals for 2017 Annual Meeting."

        Nominations and Governance Committee Process for Identifying and Evaluating Director Candidates.    The Nominations and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines and the Nominations and Governance Committee Charter, including the provision that diversity of backgrounds and experience should be emphasized in board composition, and seeks candidates with experience in the pharmaceutical and biotechnology industries, as well as business, management, accounting and financial experience. The Nominations and Governance Committee evaluates a candidate's qualifications to serve as a member of the Board based on the skills and characteristics of such individual Board members, as well as the composition of the Board as a whole. In addition, the Nominations and Governance Committee will evaluate a candidate's independence, diversity, skills and experience in the context of the Board's needs.

Communications with the Board

        The Board has approved a process for shareholders to send communications to the Board. Shareholders can send communications to the Board and, if applicable, to the Nominations and Governance Committee or to specified individual directors in writing c/o Ms. Christine Pellizzari, Corporate Secretary, Insmed Incorporated, 10 Finderne Avenue, Building 10, Bridgewater, New Jersey, 08807. All letters sent to Ms. Pellizzari will be forwarded, as appropriate, to the Board, the Nominations and Governance Committee or any specified individual directors.

Director Attendance at Annual Meeting

        Our policy is that directors attend the annual meeting of shareholders. All directors attended the 2015 Annual Meeting of Shareholders in accordance with our policy.

Board Leadership Structure

        Our corporate governance documents provide the Board with the flexibility to select the appropriate leadership for the company in the way it believes best at a given time. The Board believes that its current leadership structure, with Mr. Lewis serving as Chief Executive Officer and Mr. Hayden serving as our independent non-executive Chairman, is appropriate for the Company at this time. Both Mr. Lewis and Mr. Hayden are actively engaged on significant matters affecting us, such as long-term strategy. The Chief Executive Officer has overall responsibility for all aspects of our operation, while the Chairman has a greater focus on governance of the Company, including oversight of the Board. We believe this balance of shared leadership between the two positions is a strength for the Company. As our independent non-executive Chairman, Mr. Hayden calls and chairs regular and special meetings of the Board and all executive sessions of the independent directors, chairs and presides at annual or special meetings of shareholders, provides meaningful input into the agenda of Board meetings, authorizes the retention of outside advisors, consultants and legal counsel who report directly to the Board, consults frequently with committee chairs and has the right to and often does attend Board committee meetings.

The Role of the Board in Risk Oversight

        The Board has primary responsibility for overseeing the Company's risk management. The Board administers its oversight responsibility for risk management directly and through its committees. Each committee chairman reports to the Board regarding the committee's considerations of management's processes for identifying, evaluating, and controlling significant risks. In addition, the officers responsible for oversight of particular risks within the Company provide updates and information to our Board. The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure, our research and development activities, our manufacturing and supply chain, and our operations. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. The Board and each of its committees have full access to our senior management, as well as the ability to engage outside advisors and other experts. Management routinely informs the Board of developments that could affect our risk profile or other aspects of our business and development. We face a number of risks, including those described under the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2015, which is available on our website at www.insmed.com under the heading "Investor Relations—SEC Filings."

        The Audit Committee periodically discusses with management our policies and guidelines regarding risk assessment and risk management as well as our major financial and operational risk exposures and the steps that management has taken to monitor and control such exposures. The Audit Committee oversees disclosure controls and procedures, including applicable internal control over financial reporting and meets with the Chief Financial Officer, the General Counsel, the Vice President of Quality Assurance, the Vice President, Corporate Controller, external audit personnel, and other senior managers as appropriate to review issues regarding compliance with the applicable legal and regulatory requirements.

        The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. The Compensation Committee periodically discusses with management and our independent auditor major risk exposures of the Company and the steps taken to monitor, control and minimize such exposures. The Compensation

Committee also reviews and evaluates our processes and policies for identifying and assessing key risk areas and for formulating and implementing steps to address such risk areas. As part of this process, the Compensation Committee develops and periodically reviews guidelines and policies to govern the process by which this is handled. Our Compensation Committee typically engages an independent consultant to advise it on topics related to Board and executive compensation. The Company believes that the risks arising from our overall compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. During the last year, the Compensation Committee, with the assistance of ExeQuity, its independent compensation consultant, reviewed the executive compensation program and determined that the design of the compensation policies, including the components, weightings and focus of the elements of executive compensation, do not encourage management to assume excessive or inappropriate risks.

        The Nominations and Governance Committee oversees the risks associated with our corporate governance and operating practices, including those relating to the composition of the Board, the structure and function of Board committees and meeting logistics and policies. The Nominations and Governance Committee regularly reviews the Board's performance, oversees evaluation of each of the Board's committees, oversees our corporate governance and formulates and recommends corporate governance standards to our Board.

Committees of the Board

        Our Bylaws provide that the Board may create one or more committees of the Board. Currently, the Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominations and Governance Committee.

  Audit Committee

        Composition and Attendance.    Our Audit Committee consists of Mr. McGirr (Chairman), Dr. Engelsen, and Mr. Altomari. During 2015, the Audit Committee held six meetings. Each of Mr. McGirr, Dr. Engelsen and Mr. Altomari attended all meetings of the Audit Committee held during their respective time served on the Audit Committee.

        Responsibilities and Duties.    The Audit Committee assists our Board in fulfilling its oversight responsibilities relating to the accounting, reporting and financial practices of the Company and seeking to ensure our compliance with applicable legal and regulatory requirements. The Committee reviews and oversees:

  •
  the financial statements, financial reports and other financial information that we provide to governmental bodies, our shareholders and others;

  •
  our systems of internal controls regarding finance and accounting;

  •
  our auditing, accounting, and financial reporting processes;

  •
  the qualifications and independence of our independent registered public accounting firm; and

  •
  the engagement and compensation of our independent registered public accounting firm to perform audit services and any permissible non-audit services.

        Our Board has adopted an amended written charter for the Audit Committee, which is available on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance." The Audit Committee reviews and reassesses the adequacy of the charter at least annually.

        Independence.    Rule 5605(c)(2) of the Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act of 1934, as amended (the "Exchange Act"), each require that the members of our Audit Committee be independent. Our Board has determined that all three of the current Audit Committee members,

Mr. McGirr, Dr. Engelsen, and Mr. Altomari, are "independent directors" within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules, Rule 10A-3 of the Exchange Act and our Corporate Governance Guidelines.

        Financial Literacy and Expertise.    Our Board determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheet, statement of operations, statement of cash flows, and statement of stockholders equity, and has accounting or related financial management expertise, as such terms are interpreted by our Board. Our Board also has determined that Mr. McGirr is an "audit committee financial expert," as that term is defined in the rules promulgated by the Securities and Exchange Commission ("SEC") pursuant to the Sarbanes-Oxley Act of 2002, as amended.

  Compensation Committee

        Composition and Attendance.    Our Compensation Committee consists of Mr. Altomari (Chairman), Mr. Brennan, Ms. Potter, and Dr. Sharoky. During fiscal 2015, the Compensation Committee held nine meetings. Each of Mr. Altomari, Mr. Brennan, Ms. Potter, Dr. Sharoky, and Dr. Randall Whitcomb, who resigned from the Board effective as of May 21, 2015, attended all Compensation Committee meetings that occurred in 2015 during their tenure on the Compensation Committee.

        Responsibilities and Duties.    The Compensation Committee develops and oversees the implementation of our compensation philosophy for our executive officers and is responsible for our executive and other compensation plans. The Committee's primary objectives are to develop and maintain an executive compensation policy that:

  •
  creates a direct relationship between pay levels and corporate performance and returns to shareholders;

  •
  provides overall competitive pay levels to effectively attract and retain executive talent;

  •
  creates proper incentives to enhance shareholder value; and

  •
  rewards performance.

        Our Board has adopted an amended written charter for the Compensation Committee, a copy of which is available on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance." The Compensation Committee reviews and reassesses the adequacy of the charter at least annually.

        Independence.    Rule 5605(d)(2) of the Nasdaq Listing Rules requires that the members of our Compensation Committee be independent. Our Board has determined that all four of the current Compensation Committee members, Mr. Altomari, Mr. Brennan, Ms. Potter and Dr. Sharoky, are "independent directors" within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules and our Corporate Governance Guidelines. In addition, all of the members of our Compensation Committee are "non-employee directors" within the meaning of the rules of Section 16 of the Securities Exchange Act and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

  Nominations and Governance Committee

        Composition and Attendance.    Our Nominations and Governance Committee consists of Dr. Engelsen (Chairman), Mr. Hayden, and Dr. Sharoky. During fiscal 2015, the Nominations and Governance Committee held five meetings. Each of Dr. Engelsen, Mr. Hayden, Dr. Sharoky, and Dr. Whitcomb attended all meetings of the Nominations and Governance Committee that occurred in

2015 during their respective time served on the Nominations and Governance Committee. Dr. Whitcomb's resignation from the Board was effective as of May 21, 2015.

        Responsibilities and Duties.    The Nominations and Governance Committee identifies and nominates qualified candidates for directorship and serves in a leadership role in shaping our corporate governance and overseeing the evaluation of the Board and its committees. The Nominations and Governance Committee:

  •
  assists the Board by identifying and recruiting individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of shareholders;

  •
  recommends to the Board director nominees for each committee;

  •
  oversees our governance, including recommending to the Board Corporate Governance Guidelines;

  •
  leads the Board in its annual review of the Board's performance and oversees the evaluation of each of the Board's committees;

  •
  oversees the management continuity planning process;

  •
  ensures that the Board consists of a diversified group of individuals with strong business experience, good judgment and high integrity; and

  •
  seeks to ensure that directors, executive management and employees adhere to a high ethical standard in performing their duties.

        Our Board has adopted an amended written charter for the Nominations and Governance Committee, a copy of which is available on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance." The Nominations and Governance Committee reviews and reassesses the adequacy of the charter at least annually.

        Independence.    Our Board has determined that all three of the current members of the Nominations and Governance Committee, Dr. Engelsen, Mr. Hayden, and Dr. Sharoky, are "independent directors" within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules and our Corporate Governance Guidelines.

AUDIT COMMITTEE REPORT* AND INDEPENDENT AUDITOR FEES

Report of the Audit Committee

        The Audit Committee of the Board (the "Audit Committee") is comprised of three independent directors and operates under a written charter adopted by the Board. The Audit Committee reviews and reassesses the adequacy of the charter at least annually. The Audit Committee approves and recommends to the Board, the selection of the Company's independent registered public accounting firm. The Audit Committee meets with and holds discussions with management and Ernst & Young LLP, the Company's independent registered public accounting firm.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 (the "Annual Report") with management including a discussion of the quality, the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the overall quality of financial reporting, the Company's accounting principles, and such other matters as are required to be discussed with the Audit Committee by Public Company Accounting Oversight Board Standards.

        In addition, the Audit Committee has discussed with the independent registered public accounting firm the independence of the independent registered public accounting firm from management and the Company, including the matters in the written disclosures and letter from the independent registered public accounting firm to the Audit Committee required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the independence of the independent registered public accounting firm.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC. The Audit Committee and the Board also recommended the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016.

THE AUDIT COMMITTEE

David W.J. McGirr, Chairman
Steinar J. Engelsen, M.D., C.E.F.A.
Alfred F. Altomari

*
The foregoing report of the Audit Committee is not to be deemed "soliciting material" or deemed to be "filed" with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Exchange Act, or to the liabilities of Section 18 of the Exchange Act, except to the extent we specifically incorporate the text of such report by reference into a document filed with the SEC.

Audit Committee Pre-Approval Policy

        The Audit Committee has adopted an Audit Committee Pre-Approval Policy for the pre-approval of audit services and permitted non-audit services by the Company's independent registered public accounting firm in order to assure that the provision of such services does not impair the independence of the independent registered public accounting firm from the Company and is consistent with the rules of the SEC. The policy requires pre-approval by the Audit Committee of the terms and fees of all audit, review and attestation engagements and related services. The policy also requires the Audit Committee to determine that the provision of any audit-related services or non-audit services would not impair the independence of our independent registered public accounting firm. The policy also prohibits the Audit Committee from retaining our independent registered public accounting firm in connection with a transaction initially recommended by such firm, the purpose of which may be tax deferral or reduction. The policy delegates pre-approval authority to the Chair of the Audit Committee or, if the Chair is not available, to any of the Audit Committee's independent members, but any pre-approval decision must be reported to the full Audit Committee at its next scheduled meeting. All of the services performed by Ernst & Young LLP ("Ernst & Young") in the year ended December 31, 2015 were pre-approved in accordance with the applicable pre-approval policy.

Independent Registered Public Accounting Firm Fee Disclosure

        The Audit Committee reviewed the aggregate fees billed by Ernst & Young for professional services rendered for the fiscal years ended December 31, 2015 and 2014, which were as follows:

	2015		2014
Audit Fees	$793,300	(1)	$525,279	(2)
Audit Related Fees	—		—
Tax Fees	—		—
Other Fees	1,995		1,995

Total Fees	$795,295		$527,274

(1)
Includes $100,000 paid to Ernst & Young for consent and comfort letter procedures for registration statements filed in 2015.

(2)
Includes $77,750 paid to Ernst & Young for consent and comfort letter procedures for registration statements filed in 2014.

        Audit Fees in 2015 and 2014 include fees for services performed to comply with Generally Accepted Auditing Standards. These services include the quarterly reviews, the integrated year-end audit of our consolidated financial statements, review of documents filed with the SEC, and accounting consultations on matters addressed during the audit or quarterly reviews. All of the Ernst & Young fees were pre-approved by the Audit Committee.

        In considering the nature of the services provided by Ernst & Young, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Ernst & Young and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

        All of our directors and officers complete a directors and officers questionnaire in the first calendar quarter of each year, in which they are asked to disclose family relationships and other related party transactions. Our Audit Committee must review and approve or ratify all related party transactions, as defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933. In examining related party transactions, our Audit Committee considers whether any of our directors, officers, holders of more than five percent (5%) of our voting stock, or any immediate family members of the foregoing persons and any other persons whom the Audit Committee determines to be related parties, have a conflict of interest where an individual may have a private interest which interferes with or appears to interfere with our interests. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to us than terms generally available to us from an unaffiliated third-party under the same or similar circumstances, and the extent of the related party's interest in the transaction. Any transaction which is deemed to be a related party transaction requires the approval, initially by a majority of the disinterested Audit Committee members, and finally by a majority of the disinterested Board members. Our Audit Committee's procedures for reviewing related party transactions are in writing.

Related Person Transactions

        Since January 1, 2015, there were not any transactions, nor are there currently any proposed transactions, which in accordance with SEC rules would require disclosure in this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our directors, executive officers and holders of more than 10% of our Common Stock report to the SEC their ownership of our Common Stock and changes in that ownership. Directors, executive officers and beneficial owners of more than 10% of our Common Stock are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, members of our staff assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf. We reviewed copies of the reports filed pursuant to Section 16(a) of the Exchange Act. Based solely upon that review and information provided to us by our directors and executive officers, we believe that during the year ended December 31, 2015, our executive officers, directors and holders of more than 10% of our Common Stock complied with applicable Section 16(a) requirements.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information about the beneficial ownership of our Common Stock as of the Record Date, March 28, 2016 (except as otherwise noted), by:

  •
  based on reports filed with the SEC, each person, or group of persons, who beneficially owns more than five percent (5%) of our common stock;

  •
  each of our directors and director nominees;

  •
  each of our Named Executive Officers; and

  •
  all directors and executive officers as a group.

        Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 28, 2016 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name. The percentage of beneficial ownership is based on 61,870,206 shares of Common Stock outstanding on the Record Date, March 28, 2016.

	Shares Beneficially Owned(1)
Name and Address	Number	Percentage
Greater Than Five Percent (5%) Shareholders
T. Rowe Price Associates, Inc.(2)	9,276,146	14.99%
100 E. Pratt Street
Baltimore, Maryland 21202
FMR LLC(3)	9,270,562	14.98%
245 Summer Street
Boston, Massachusetts 02210
Palo Alto Investors, LLC(4)	4,790,800	7.74%
470 University Avenue
Palo Alto, CA 94301
BlackRock, Inc.(5)	4,091,461	6.61%
40 East 52nd Street
New York, NY 10022
Entities Affiliated with Samuel D. Isaly (OrbiMed Advisors LLC and OrbiMed Capital LLC)(6)	3,469,900	5.61%
601 Lexington Avenue, 54th Floor
New York, NY 10022
The Vanguard Group(7)	3,205,364	5.18%
100 Vanguard Blvd.
Malvern, PA 19355

(1)
Except as explicitly set forth in applicable footnotes, all information in this table, including the footnotes thereto, is derived from third-party filings made with the SEC, as described in the footnotes. We have not independently verified such information.

(2)
T. Rowe Price Associates, Inc. ("Price Associates") provided the following information in its Schedule 13G filed with the Securities and Exchange Commission on February 9, 2016. As of December 31, 2015, Price Associates reported an aggregate beneficial ownership of 9,276,146 shares of our Common Stock, with sole voting power over 1,253,865 shares and sole dispositive power over 9,276,146 shares. These securities are owned by various individual and institutional investors including T. Rowe Price Health Sciences Fund, Inc. which jointly filed this Schedule 13G with Price Associates and reported sole voting power over 3,797,672 of the shares. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is the beneficial owner of such securities.

(3)
FMR LLC ("FMR") provided the following information on its Amendment No. 8 to its Schedule 13G, filed with the Securities and Exchange Commission on February 12, 2016. As of December 31, 2015, FMR reported an aggregate beneficial ownership of 9,270,562 shares of our Common Stock, with sole voting power over 39,300 shares and sole dispositive power over 9,270,562 shares.

Members of the family of Abigail P. Johnson, Director, Vice Chairman, Chief Executive Officer and President of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

Neither FMR LLC nor Edward C. Johnson III nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

(4)
Palo Alto Investors, LLC ("Palo Alto") provided the following information on its Schedule 13G filed with the Securities and Exchange Commission on February 16, 2016. As of December 31, 2015, Palo Alto reported an aggregate beneficial ownership of 4,790,800 shares of our Common Stock with shared dispositive power over 4,790,800 shares and shared voting power over 4,790,800 shares.

Dr. Patrick Lee and Dr. Anthony Joonkyoo Yun co-manage Palo Alto. The filers filed this Schedule 13G jointly, but not as members of a group, and each of them expressly disclaims membership in a group. Each filer disclaims beneficial ownership of the stock except to the extent of that filer's pecuniary interest therein.

(5)
BlackRock, Inc. ("Blackrock") provided the following information on its Amendment No. 2 to its Schedule 13G, filed with the Securities and Exchange Commission on January 26, 2016. As of December 31, 2015, BlackRock reported an aggregate beneficial ownership of 4,091,461 shares of our Common Stock with sole dispositive power over 4,091,461 shares and sole voting power and investment power over 3,957,384 shares, including shares held by a number of its subsidiaries.

(6)
OrbiMed Advisors LLC provided the following information in its Schedule 13G, filed with the Securities and Exchange Commission on February 12, 2016. As of December 31, 2015, OrbiMed, Advisors, LLC has shared voting and dispositive power over 1,375,200 shares and OrbiMed Capital LLC has shared voting and dispositive power over 2,094,700 shares. OrbiMed Advisors LLC and OrbiMed Capital LLC are investment advisers registered under Section 203 of the Investment Advisers Act of 1940. Samuel D. Isaly, a control person of OrbiMed Capital LLC and OrbiMed Advisors LLC, has shared voting and dispositive power over 3,469,900 shares.

(7)
The Vanguard Group provided the following information in its Schedule 13G, filed with the Securities and Exchange Commission on February 10, 2016. As of December 31, 2015, The Vanguard Group and its affiliates named in such report (collectively, "TVG") reported aggregate beneficial ownership of 3,205,364 shares of our Common Stock with sole voting power over 134,914 shares, shared voting power over 4,100 shares, sole dispositive power over 3,070,050 shares and shared dispositive power over 135,314 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 131,214 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 7,800 shares as a result of its serving as investment manager of Australian investment offerings.

	Shares Beneficially Owned(1)
Name	Number	Percentage
Directors and Executive Officers
Donald Hayden, Jr.(2)	121,687	*
Alfred F. Altomari	22,432	*
David R. Brennan	22,812	*
Steinar J. Engelsen, M.D.	239,708	*
David W.J. McGirr	9,852	*
Myrtle Potter	6,466	*
Melvin Sharoky, M.D.	256,727	*
William H. Lewis(3)	1,262,981	2.04%
Andrew T. Drechsler(4)	241,876	*
Eugene J. Sullivan, M.D.(5)	32,500	*
Christine Pellizzari(6)	135,000	*
S. Nicole Schaeffer(7)	144,062	*
All current directors and executive officers as a group (12 persons)(8)	2,496,103	4.03%

*
Denotes ownership of less than 1% of the outstanding shares of our Common Stock.

(1)
Except as indicated otherwise in the footnotes below, each individual has sole voting and investment power with respect to the shares reported.

(2)
Includes 85,000 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days after March 28, 2016.

(3)
Includes 1,166,009 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days after March 28, 2016.

(4)
Includes 241,876 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days after March 28, 2016.

(5)
Includes 32,500 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days after March 28, 2016.

(6)
Includes 135,000 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days after March 28, 2016.

(7)
Includes 144,062 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days after March 28, 2016.

(8)
Includes 1,804,447 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days after March 28, 2016.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis (the "CD&A") explains our compensation philosophy, policies and decisions for 2015 for the following executives, who we refer to in this CD&A and in the following tables as our named executive officers:

  1.
  William H. Lewis, President and Chief Executive Officer ("CEO"), responsible for developing, in connection with the Board, our corporate mission and objectives and providing direction and leadership to ensure the execution of our corporate strategy and achievement of our objectives;

  2.
  Andrew T. Drechsler, Chief Financial Officer, responsible for managing all financial and technical operations activities, including internal and external reporting, treasury, accounting, investor relations, manufacturing and supply chain;

  3.
  Eugene J. Sullivan, Chief Medical and Scientific Officer, responsible for leading global research, clinical development, clinical operations, drug safety and pharmacovigilance, and medical affairs.

  4.
  Christine Pellizzari, General Counsel and Corporate Secretary, responsible for oversight of all corporate and litigation related legal matters, global compliance and providing ongoing legal support for development, financing opportunities, business development initiatives, and intellectual property matters;

  5.
  S. Nicole Schaeffer, Senior Vice President, Human Resources and Corporate Services, is responsible for all aspects of Human Resources and Corporate services inclusive of organizational and leadership development, total compensation and employee communications, facilities, environmental health and safety, and information technology.

Executive Summary of Our 2015 Business and Strategic Achievements

        We are a global biopharmaceutical company focused on the unmet needs of patients with rare diseases. Our lead product candidate is ARIKAYCE™, or liposomal amikacin for inhalation (LAI), which is in late-stage development for patients with nontuberculous mycobacteria (NTM) lung disease, a rare and often chronic infection that is capable of causing irreversible lung damage and can be fatal. Our earlier stage pipeline includes INS1009, a nebulized prodrug formulation of treprostinil, a vasodilator of pulmonary arterial vascular beds. We believe INS1009 may offer a differentiated product profile with therapeutic potential in pulmonary arterial hypertension (PAH), idiopathic pulmonary fibrosis (IPF), sarcoidosis, and severe refractory asthma.

        We are conducting a global phase 3 clinical study of ARIKAYCE (the 212 or CONVERT study) in adult patients with NTM lung disease caused by Mycobacterium avium complex (MAC), the predominant infective species in NTM lung disease in the U.S., Europe, and Japan. The European Medicines Agency (EMA) Committee for Medicinal Products for Human Use (CHMP) is reviewing our marketing authorization application (MAA) seeking approval of ARIKAYCE for the treatment of MAC lung disease in adult patients who have persistent positive sputum cultures despite the use of medically appropriate first-line therapy. We recently completed a phase 1 study of INS1009 in healthy subjects. In addition to INS1009, our earlier-stage pipeline includes preclinical compounds that we are evaluating in multiple rare diseases of unmet medical need, including methicillin-resistant staph aureus (MRSA), NTM, PAH and sarcoidosis. We are also evaluating additional formulations and delivery options for treprostinil, including delivery via a metered dose inhaler. To complement our internal research, we actively seek in-licensing and acquisition opportunities for a broad range of rare diseases.

        Our current primary development focus is to enroll and complete our global phase 3 CONVERT study, obtain regulatory approval for ARIKAYCE in the U.S. and Europe for the NTM indication, and prepare for commercialization, assuming regulatory approval of ARIKAYCE, in the U.S., Europe, Canada and Japan. We have commenced the build-out of a core commercial team in preparation for potential commercial launches in Europe, Canada and the U.S. We also plan to develop, acquire, in-license or co-promote other products that address orphan or rare diseases possibly in the fields of pulmonology and infectious disease.

  2015 Company Performance

        In 2015, our executive officers played critical roles in achieving several key strategic steps toward our goal of building a leading biopharmaceutical company. We advanced the ARIKAYCE clinical programs to treat NTM lung disease, we also advanced the development of INS1009, and we expanded our leadership team with talented executives in key clinical, medical affairs, compliance, and European operating roles. We made the following achievements in 2015:

  •
  We advanced the CONVERT study, a randomized, open-label global phase 3 clinical study of ARIKAYCE in adult patients with treatment refractory NTM lung disease caused by MAC.

  •
  We responded to the EMA's 120-day questions, which are a standard part of the EMA's centralized review process in the EU.

  •
  We submitted an investigational new drug (IND) application with the United States Food and Drug Administration (FDA) for INS1009, our novel nebulized prodrug formulation of trepostinil.

  •
  We initiated a phase 1 randomized, double-blind, placebo-controlled single ascending dose study to determine the safety, tolerability, and pharmacokinetics of INS1009 in healthy volunteers.

  •
  We established European operations through the creation of six entities in Europe, appointed Dr. Olaf Bartsch, vice president of Europe, general manager—Germany, and Dr. Francois Cornu, vice president of Europe, general manager—France, to lead the European team, established a global tax structure, and hired key personnel.

  •
  The French National Agency for Medicines and Health Products Safety (ANSM) granted LAI a Temporary Authorization for Use (Autorisation Temporaire d'Utilisation or ATU). Pursuant to this program, we shipped ARIKAYCE to pharmacies after receiving requests from physicians for patients in France.

  •
  We established commercial supply agreements with key vendors.

  •
  We made the following appointments to our leadership team: Eugene J. Sullivan, M.D., chief medical and scientific officer, Reinilde Heyrman, M.D., senior vice president of clinical development & operations, Don Nociolo, vice president of technical operations, George Georges, M.D., vice president of medical affairs, and Ela Bochenek, vice president of global compliance.

        As a result, we mostly met or exceeded a number of our corporate objectives during 2015 including:

  •
  Advancing LAI regulatory filings;

  •
  Progressing manufacturing readiness for commercial launch; and

  •
  Advancing infrastructure activities in preparation for commercialization.

Compensation Principles

        We operate in a very competitive, rapidly-changing and heavily-regulated industry. The long term success of our business requires the ability to be resourceful, adaptable, and innovative. As we transition from a development stage company to a commercial biopharmaceutical company, the skills, talent, and dedication of our executive officers are critical components to the success of this transition and the future growth of the company. Therefore, our compensation program for our executive officers, including our named executive officers, is designed to attract, retain, incentivize, and motivate the best possible talent. The Company's compensation program for named executive officers is structured to implement the following guiding principles:

        Pay for performance.    The compensation program is designed to reward the named executive officers for attaining established business and individual goals. The attainment of these goals requires the named executive officer to dedicate their time, effort, skills and business experience to the success of the Company and the maximization of shareholder value. A significant portion of the named executive officers' compensation is based on the performance of the Company, and the compensation program is designed to reward both short-term and long-term performance. Short-term performance of our named executive officers is rewarded through base salary and annual cash incentive awards that are measured by the achievement of corporate and individual goals. Long-term performance of our named executive officers is largely rewarded though long-term equity awards that are eligible to vest based on continued service (time based). Accordingly, 84% of our CEO's compensation for 2015 was variable, or "at risk," and 78% of our other named executive officers' compensation for 2015 was "at risk":

2015 CEO Compensation	Variable Performance-Based vs. Guaranteed CEO Compensation for 2015

2015 Other NEO Compensation	Variable Performance-Based vs. Guaranteed Other NEO Compensation for 2015

        Pay competitively for the retention of our executive officers.    The compensation program is designed to allow the Company to attract and retain individuals whose skills are critical to the current and long-term success of the Company. Because the implementation of our strategic goals requires long-term commitments on the part of the named executive officers, and because competition for top talent is intense in our industry, retention is a key objective of the compensation program. The compensation program is designed to appropriately compensate the named executive officers for the success of the Company from a competitive standpoint, so that our named executive officers remain with the Company and continue to contribute to the Company's long-term success.

Corporate Governance Perspectives on our Executive Compensation Program

        We believe that our executive compensation program reflects our commitment to strong corporate governance practices. This is evidenced by the following aspects of our executive compensation program:

  •
  Our Compensation Committee has governance responsibility over executive pay and incentives while the Board ratifies recommendations made by our Compensation Committee on our CEO's pay and incentives;

  •
  Performance metrics that will govern incentive compensation are defined by our Compensation Committee at the start of each fiscal year and are reviewed by our Compensation Committee at the end of the year;

  •
  The executive compensation program, in the aggregate, rewards performance in a variety of ways, aimed at a balanced assessment based on Company financial and strategic objectives;

  •
  Individual and corporate multiplier ranges under our incentive compensation program are developed and implemented such that payouts are capped at a predetermined maximum amount, irrespective of performance that exceeds objectives;

  •
  Our Compensation Committee has the ability to exercise its discretion to reduce or eliminate incentive compensation payouts;

  •
  Our outside independent executive compensation consultants report directly to the Compensation Committee, which has the ability to engage and terminate relationships with outside advisors and other experts.

  •
  Our executive compensation program balances short-term pay opportunities through base salary and annual cash incentives with long-term incentive opportunities through equity awards and balances fixed compensation (base salary) with variable compensation (annual cash incentives and equity awards); and

  •
  Our insider trading policy prohibits insiders from engaging in hedging transactions involving the Company's securities and prohibits insiders from pledging the Company's securities as collateral for loans of any type, which further mitigates risk.

        In addition, the Compensation Committee conducts a compensation risk assessment annually. We do not believe that our incentive programs encourage short-term risky behavior because the performance criteria on which our incentive programs are primarily based are longer-term corporate goals designed to reward our executives and employees for outstanding corporate performance, including success in progressing our development programs and our commercialization activities.

  Say on Pay and Say on Pay Frequency

        At our 2014 Annual Meeting of Shareholders, as required under federal securities laws, we held an advisory vote on our executive compensation, commonly referred to as "say-on-pay." Over 98% of the shares voted at our 2014 Annual Meeting of Shareholders approved our say-on-pay proposal. The Compensation Committee considered these voting results and believes they affirm shareholders' support of our Company's approach to executive compensation. The Compensation Committee will continue to take into account future shareholder advisory votes on executive compensation in analyzing whether any subsequent changes to our executive compensation programs and policies would be warranted. Taking into account the voting preference of our shareholders, the frequency of "say-on-pay" votes will be every three years. As a result, a shareholder advisory vote on executive officer compensation will next occur at the 2017 Annual Meeting of Shareholders.

  Anti-Hedging and Pledging Policies

        As part of our corporate insider trading policy, all of our employees, including our named executive officers, as well as our directors, may not hold our securities in margin accounts; are restricted from pledging, without the prior approval of the Compensation Committee, our securities as collateral; and are prohibited from engaging in hedging transactions in our company securities, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars, exchange funds or otherwise.

Compensation Determination Process

        Role of the Compensation Committee and the Board in Making Decisions.    Our Compensation Committee has been delegated the authority to make determinations regarding all elements of compensation for our executive officers, except for Mr. Lewis, our President and CEO. Our Compensation Committee recommends to our Board the compensation for Mr. Lewis for final approval. The Board reviews those recommendations and determines the compensation for Mr. Lewis. As discussed in further detail below, in assessing and determining our compensation programs, our Compensation Committee conducts a peer group review and engages outside independent executive compensation consultants to assess the competitiveness of our programs on a periodic basis. A review of peer company data was conducted in August 2014 which resulted in modifications to our 2015 peer group. We plan to continue conducting peer group and outside consultant review of our programs at least on an annual basis. See "Selection of Peer Companies/Benchmarking" below for additional information regarding our Peer Group analysis.

        Compensation Evaluation Processes and Criteria.    The Compensation Committee has previously implemented some enhancements to our executive compensation program, including the introduction of performance-based equity awards and the practice of routinely seeking the advice of an independent compensation consultant, ExeQuity, regarding the establishment of a peer group intended to better align target compensation with competitive data. Based on the information it gathers, the Compensation Committee establishes benchmarks used for the purpose of evaluating appropriate compensation ranges for base salary, annual cash incentive targets and long-term incentives. Given the high demand for experienced and well-qualified executives of the type we seek to employ, the Compensation Committee reviews data and information from a variety of sources such as outside surveys of compensation and benefits for executive officers in the biotechnology industry, as well as public information regarding executive compensation at peer biotechnology companies. The Compensation Committee, with the help of ExeQuity, established a peer group to better align target compensation with competitive data. The Compensation Committee further draws upon the personal knowledge of its members with respect to executive compensation at comparable companies.

        In determining the amount and composition of compensation elements (cash and non-cash elements and short and long-term elements), our Compensation Committee relies upon its judgment about the performance of each individual executive officer and not on rigid formulas or short-term changes in business performance. In setting final compensation levels for our executive officers for 2015 our Compensation Committee considered many factors, including, but not limited to the following (the "compensation factors"):

  •
  our achievement of certain product development, corporate partnering, financial, strategic planning and other goals;

  •
  each officer's individual performance using certain subjective criteria, including an evaluation of each officer's initiative, contribution to overall corporate performance and managerial ability;

  •
  the scope and strategic impact of each executive officer's responsibilities;

  •
  our past business performance and future expectations;

  •
  our long-term goals and strategies;

  •
  the experience of each individual;

  •
  past compensation levels of each individual and of the executives as a group;

  •
  relative levels of pay among the officers;

  •
  the amount of each element of compensation in the context of the executive officer's total compensation and other benefits;

  •
  for each executive officer, other than the President and CEO, the evaluations and recommendations of our President and CEO; and

  •
  the competitiveness of our compensation relative to the selected peer group companies and benchmarks (which are described below).

        Consideration of the compensation factors is subjective; no relative weights or rankings are assigned to these factors (except as otherwise discussed in this CD&A).

  Selection of Peer Companies/Benchmarking

        In August 2014, the Compensation Committee, upon advice received from ExeQuity, selected the companies that comprise our 2015 peer group through a screening process that considered publicly traded biopharmaceutical companies that were similar to us in size, market capitalization and stage of development. The median number of employees and market capitalization of the companies selected for our 2015 peer group was 89 employees and approximately $1.09 billion respectively. The number of employees at the companies in our 2015 peer group ranged from 20 to 445, and these companies had market capitalizations that ranged from approximately $357.6 million to $3.12 billion. We had 61 employees and a market capitalization of approximately $724.8 million at the time of selection. Employee numbers were as of the most recently reported fiscal year-end and market capitalizations were the three month trailing average as of September 30, 2014. The table below depicts our 2015 peer group:

Aegerion Pharmaceuticals, Inc.	Hyperion Therapeutics Inc.	Raptor Pharmaceutical Corp.
Amicus Therapeutics, Inc.	Inovio Pharmaceuticals, Inc.	Sangamo BioSciences, Inc.
Anacor Pharmaceuticals, Inc.	Keryx Biopharmaceuticals, Inc.	Sunesis Pharmaceuticals, Inc.
Celldex Therapeutics, Inc.	Ligand Pharmaceutical Incorporated
Clovis Oncology, Inc.	Nektar Therapeutics
Dyax Corp.	Novavax, Inc.
Halozyme Therapeutics, Inc.	NPS Pharmaceuticals, Inc.

        Based on the information it gathers, the Compensation Committee establishes benchmarks used for the purpose of evaluating appropriate compensation ranges for base salary, annual cash incentive targets and long-term incentives. Our Compensation Committee uses the benchmarks in various combinations in an effort to obtain comparative compensation information that reflects our particular facts and circumstances over the period of time for which the information is available.

Components of Compensation

        In summary, the compensation paid to our executive officers includes the following components:

Component	Purpose of Component
Base Salary	Provide our executive officers with a level of stability and certainty each year.
Annual Cash Incentive Awards	Motivate and reward executive officers for short-term individual and corporate performance.
Long-term Incentives (Stock Options)	Motivate and reward executive officers for long-term corporate performance.
Encourage stock ownership by management, which is beneficial for aligning the interests of management and shareholders, thereby enhancing shareholder value.
Equity-based incentive to help attract, motivate, and retain talented employees.
Health, Welfare and Retirement Programs	Provide market competitive benefits to protect employees' and their covered dependents' health and welfare. Provide a program to foster retirement savings.
Severance and Change in Control Benefits

Discourage turnover and cause executives to be better able to respond to the possibility of a change in control without being influenced by the potential effect of a change in control on their job security.

        The components of our compensation program and compensation decisions for 2015 for each named executive officer are described in more detail below:

  Base Salary

        The Compensation Committee reviews and sets base salaries for executives, other than the President and CEO, on an annual basis during the first quarter of each fiscal year. The Compensation Committee reviews and recommends to our Board the base salary for our President and CEO and the Board determines the base salary for our President and CEO.

        Our Board and Compensation Committee seek to establish and maintain base salaries for each position and level of responsibility that are competitive with those of executive officers at various other biotechnology companies of comparable size and stage of development. When our compensation is benchmarked, our Compensation Committee reviews variances between the salary levels for each of our executive officers and those of the companies included in our peer group and determines, in its discretion, individual salary adjustments after considering the compensation factors described above, although no relative weights or rankings are assigned to these factors. In setting the base salary for our executive officers other than our CEO, the Compensation Committee also considers the recommendations of our CEO.

        The base salaries for our named executive officers were adjusted as follows in 2015:

	Base Salaries
Name	Annual Rate Approved in 2014 Fiscal Year	Annual Rate Approved in 2015 Fiscal Year	% Increase
William H. Lewis	$465,000	$505,000	8.6%
Andrew T. Drechsler	$340,800	$351,024	3.0%
Eugene J. Sullivan	N/A	$400,000	N/A
Christine Pellizzari	$354,740	$365,382	3.0%
S. Nicole Schaeffer	$303,800	$312,914	3.0%

Mr. Lewis, Mr. Drechsler, Ms. Pellizzari, and Ms. Schaeffer were given merit increases based on their respective performance in 2014. The base salary for Dr. Sullivan is the result of arm's-length negotiation of his employment agreement at the time of his hire in March 2015.

  Annual Cash Incentives

        We maintain an annual cash incentive program for all of our employees to motivate and reward the attainment of annual corporate goals and individual goals. In establishing targets for the cash incentive awards potentially payable to our executive officers, the Compensation Committee (and the Board in the case of our President and CEO) considers target annual cash incentive opportunities extended to executive officers in similar positions at companies included in our peer group.

        For 2015, target cash incentive award percentages were set at 60% of our CEO's base salary; 40% of base salary for each of Mr. Drechsler. Dr. Sullivan, and Ms. Pellizzari; and 35% of base salary for

Ms. Schaeffer. The target percentages set for 2015 are comparable to the percentages set for the prior fiscal year for certain named executive officers, as reflected in the table below.

	Target Cash Incentive Award Opportunity as a Percentage of Base Salary
Name	2014 Fiscal Year	2015 Fiscal Year
William H. Lewis	60%	60%
Andrew T. Drechsler	40%	40%
Eugene J. Sullivan	N/A	40%
Christine Pellizzari	40%	40%
S. Nicole Schaeffer	35%	35%

        At the beginning of each fiscal year, management recommends annual corporate objectives to the Compensation Committee for approval. These objectives serve as the basis for determining our performance against key strategic and operating parameters for the year. In the past, criteria for cash incentive awards for executive officers ranged from success in raising capital, to success in conducting clinical trials, obtaining FDA and EMA approvals, entering into new and expanded collaborations, licensing, acquisitions, divestitures, and establishing and expanding our manufacturing capabilities.

        The Compensation Committee approved our corporate objectives and assigned weightings for 2015 as follows:

Corporate Goals	Weighting (% of Corporate Objectives)
Development: regulatory/clinical/pipeline	50%
Prepare for commercialization	30%
Corporate development and other key performance indicators	20%

Total	100%

        The Compensation Committee believes that these corporate objectives are challenging but attainable, and attainment was uncertain at the time the objectives were established.

        For 2015, the Compensation Committee determined that the cash incentive award for our named executive officers other than Mr. Lewis would be determined by reference to both corporate and individual goals, with 75% tied to corporate goals and 25% tied to individual goals. While the Compensation Committee believes that achievement of our corporate goals should continue to be the dominant factor in determining cash incentive award payouts because it best aligns our named executive officers' compensation with the interests of our shareholders, they also believe that some portion of the executives' compensation, except with respect to the compensation of our CEO, should be linked to individual performance. The Compensation Committee believes that including the achievement of individual goals as a component of our 2015 cash incentive award payouts is important to incent our officers as we continue to transform the organization from a development stage company into a commercial biopharmaceutical company. Given Mr. Lewis's substantial influence on the overall performance of the Company, the Compensation Committee believes it is appropriate and in the best interests of our shareholders to continue to have Mr. Lewis's cash incentive award be based solely upon the achievement of corporate objectives.

        Awards for corporate goals are based upon the product of each named executive officer's respective target award times an overall corporate multiplier (ranging between 0% and 200%), which is determined based on Company performance during the trailing fiscal year. Awards for individual objectives are based upon the product of each named executive officer's respective target award times an individual multiplier (ranging between 25% and 150%), which is determined based on individual goals established for each named executive officer (other than the CEO) for the trailing fiscal year.

        Mr. Lewis, in consultation with Ms. Schaeffer, established individual goals for each of our named executive officers at the beginning of 2015 that are specific to the executive officer's area of responsibility and are in support of our corporate objectives for 2015. These individual goals were then recommended to and approved by our Compensation Committee.

        Mr. Drechsler's individual goals included:

  •
  supporting technical operations;

  •
  building process development capability;

  •
  ensuring timely and accurate accounting and related filings;

  •
  raising capital;

  •
  providing a full financial forecast model going out five years; and

  •
  advancing corporate development objectives.

        Dr. Sullivan's individual goals included:

  •
  directing advancement of enrollment in the global phase 3 CONVERT study of ARIKAYCE and advancing INS1009 to phase 1 clinical development;

  •
  building out the medical affairs function; and

  •
  providing strategic input on corporate development programs.

        Ms. Pellizzari's individual goals included:

  •
  maintaining "best practice" corporate governance documents;

  •
  managing Board interactions as Corporate Secretary;

  •
  ensuring timely filing of all SEC required disclosure;

  •
  providing adequate resources and support for the international build-out; and

  •
  managing compliance build-out both in the US and abroad.

        Ms. Schaeffer's individual goals included:

  •
  facilitating a high quality hiring process to enable top quality candidates to be selected and retained by the organization;

  •
  enabling and promoting cross communication especially with regard to company culture;

  •
  evolving the bi-annual/quarterly off sites to ensure they remain productive and relevant to current challenges/needs;

  •
  continuing to evolve and improve reliability and ease of use of technology across the organization;

  •
  supporting international build-out; and

  •
  continuing to support the Board, in particular the Compensation Committee.

        With input from the CEO, the Compensation Committee typically makes a qualitative determination as to the level of attainment that is deemed achieved by each of the foregoing named executive officers with regard to their respective individual performance objectives. The Compensation

Committee believes that these objectives are challenging but attainable, and attainment was uncertain at the time the objectives were established.

        When determining what cash incentive amounts, if any, would be paid for 2015, the Board, with respect to the President and CEO, and the Compensation Committee, with respect to the other executive officers, also took into account our overall financial condition at the time and our performance against our annual corporate objectives. During the fourth quarter of 2015, the Compensation Committee engaged Frederic W. Cook & Co., Inc., an independent compensation consultant, to conduct a new comprehensive assessment of our executive pay programs and levels. In addition to the Compensation Committee's evaluation process described above, the Compensation Committee received input from Frederic W. Cook in evaluating the 2015 cash incentive awards for our named executive officers. For bonuses related to our 2015 performance, the Compensation Committee determined that we achieved a cash bonus payout percentage of 82% on our overall performance against our corporate objectives. The following table provides a breakdown of how we performed against each of our corporate objectives during 2015:

Corporate Objectives	Weighting (% of Corporate Objectives)	Actual Performance	Actual % of Corporate Objectives Earned
Development: regulatory/clinical/pipeline	50%	Partially Achieved	26%
Prepare for commercialization	30%	Exceeded	33%
Corporate development and other key performance indicators	20%	Exceeded	23%

Total	100%		82%

        The achievement of a significant portion of our development objective required completing enrollment of the CONVERT study by the end of 2015. While we believe our procedures for enrolling patients was appropriate, securing regulatory clearance for a few countries in Asia and Europe and the ramp of enrollment at certain centers took longer than expected. As a result, we modified our guidance and indicated we expect to complete enrollment before the end of 2016. As of the filing of our Annual Report on Form 10-K for the year ended December 31, 2015, we had secured health authority clearance in 16 countries and opened more than 115 sites. The remainder of our development objective relied upon our timely reply to EMA's 120-day questions, submission of an IND application with the FDA for INS1009, and the enrollment of the first patient in the INS1009 phase 1 study. While each of these latter goals was fully achieved, we awarded only 26% achievement of our development objective given the revised timeline for completing enrollment in the CONVERT study.

        In addition to reviewing our performance against our corporate objectives, the CEO is evaluated by the Board and each executive officer is evaluated by the Compensation Committee with input from the CEO regarding his or her individual performance, level of responsibility, leadership in relation to our overall performance and the other compensation factors described above. For 2015, the Compensation committee determined that Mr. Drechsler and Dr. Sullivan partially achieved their individual goals and they achieved a cash bonus payout percentage of 95% and 90%, respectively, on their performance against their individual goals. The Compensation Committee determined that each of Ms. Pellizzari and Ms. Schaeffer exceeded their individual goals and they achieved a cash bonus payout percentage of 115% and 105%, respectively, on their performance against their individual objectives.

        Based upon our performance in fiscal 2015, including our achievement of the corporate goals summarized above, as well as the achievement of individual goals set by the Compensation Committee, our named executive officers earned the following cash incentive awards for 2015:

			Allocation of Bonus %		Actual Bonus % Achievement
Name	Base Salary	Target Bonus %	Corporate Goals	Individual Goals	Corporate Goals	Individual Goals	2015 Cash Bonus
William H. Lewis	$505,000	60%	100%	N/A	82%	N/A	$248,460
Andrew T. Drechsler	$351,024	40%	75%	25%	82%	95%	$119,700
Eugene J. Sullivan(1)	$400,000	40%	75%	25%	82%	90%	$134,400
Christine Pellizzari	$365,382	40%	75%	25%	82%	115%	$132,000
S. Nicole Schaeffer	$312,914	35%	75%	25%	82%	105%	$96,200

(1)
Dr. Sullivan's payments were prorated for his period of service during 2015.

        For our named executive officers other than our CEO, 75% of their cash incentive award was based on achievement of corporate goals and 25% was based on achievement of individual goals. Mr. Lewis's cash incentive award was based solely upon achievement of corporate goals.

  Long-term Incentives

        One of the guiding principles of our compensation program is pay for performance, and we believe that a significant portion of our executives' compensation should be performance-based to create appropriate incentives and rewards for achieving strategic goals that are critical drivers of shareholder value. We also believe that stock ownership by management aligns our executives' interests with those of our shareholders, and equity incentive compensation rewards our executives for their contributions to the long-term success of the Company. The Compensation Committee believes that equity-based compensation is a vital part of our compensation program as it creates an ownership culture that rewards our executives for maximizing shareholder value over time and aligns the interests of our named executive officers and other key employees with those of our shareholders.

        Historically, we have granted stock options to all new employees upon commencement of employment and we plan to continue this practice. The Compensation Committee believes that providing additional stock option grants beyond an initial new hire grant provides management with a strong link to long-term corporate performance and the creation of shareholder value, as well as providing continued retention via long-term and milestone driven vesting. The Compensation Committee may grant stock options to executive officers from time to time in recognition of such executive officer's expanded duties and responsibilities or continuing contributions to the Company's performance. Shares of our Common Stock underlying time-vested stock options typically vest over a four-year period, with 25% of the shares vesting on the first anniversary of the date of grant and 12.5% of the shares vesting on each sixth month anniversary thereafter until the fourth yearly anniversary of the date of grant. The stock options granted typically expire ten years from the date of grant and the exercise price typically equals the closing price of our Common Stock on the date of grant.

        Equity compensation awards were granted to each of Messrs. Lewis and Drechsler, Ms. Pellizzari and Ms. Schaeffer in January 2015 and to each of Messrs. Lewis and Drechsler, Dr. Sullivan, Ms. Pellizzari, and Ms. Schaeffer in May 2015. In March 2015, as a material inducement for Dr. Sullivan to accept employment with the Company, he was granted 100,000 stock options that vest over a four-year period conditioned on his continued employment with the Company.

        One of the guiding principles of our compensation program is pay for performance and from time-to-time the Compensation Committee has made the determination to grant equity-based compensation to our named executive officers that is performance-based, vesting upon the achievement of certain strategic goals.

        See "Outstanding Equity Awards at Fiscal Year End" below for additional information regarding equity-based based compensation held be each of our named executive officers as of December 31, 2015. The Board approves all stock option grants to our President and CEO upon recommendation of the Compensation Committee.

        We may grant restricted stock and RSU awards to employees and to executive officers. The vesting criteria for the restricted stock or RSUs can be either time-based, performance-based or a combination of time-based and performance-based. We may grant stock options, restricted stock, and RSU awards to employees separately or in combination in the future as we deem beneficial and appropriate to fulfill the goals of our compensation program.

        When granting stock options, restricted stock or RSUs, the Compensation Committee considers the compensation factors described above, as well as:

  •
  the existing levels of stock ownership among the executive officers relative to each other and to our employees as a whole;

  •
  previous grants of stock options, restricted stock or RSUs to such executive officers;

  •
  vesting schedules of previously granted stock options, restricted stock and RSUs;

  •
  a thorough review of market data by the Compensation Committee members regarding executive stock options and restricted stock awards at comparable companies; and

  •
  the impact of stock option, restricted stock and RSU awards on our results of operations.

        None of the named executive officers were granted restricted stock or RSUs during 2015. One of the guiding principles of our compensation program is pay for performance, and we believe that a substantial portion of our executives' compensation should be performance-based to create appropriate incentives and rewards for achieving strategic goals that are critical drivers of shareholder value. We also believe that stock ownership by management aligns our executives' interests with those of our shareholders, and equity incentive compensation rewards our executives for their contributions to the long-term success of the Company. The Compensation Committee previously determined that it is potentially beneficial to grant total annual equity compensation awards on a semi-annual basis, rather than on an annual basis, to help address pricing volatility of the stock and to further the Company's goal of providing meaningful compensation packages to employees consistent with best practices. The Compensation Committee believes that a semi-annual grant cycle spreads the incentives of the stock option grant across a broader time horizon and may mitigate the impact of the historical volatility of our stock.

  Other Benefits

        We maintain several other benefit programs that are offered to all employees, which include coverage for health insurance, dental insurance, life and disability insurance, and a 401(k) Plan. In 2015, we implemented a Company match with respect to our 401(k) Plan. In general, for each employee who contributes up to 3% of their eligible compensation, the Company will deposit a matching contribution of 100% of deferrals up to 3% of eligible compensation (subject to any maximum applicable limits under the IRS regulations). We do not have any defined benefit plans or non-qualified deferred compensation plans.

  Severance and Change in Control Benefits

        As discussed in further detail below, we entered into employment agreements with each of our named executive officers that, in addition to other items, provide for certain severance and change in control payments. We believe that the existence of these potential benefits will discourage turnover and cause such executives to be better able to respond to the possibility of a change in control without being influenced by the potential effect of a change in control on their job security.

  Other Compensation Considerations

        Section 162(m).    In general, under Section 162(m) of the Code, we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers for any one calendar year. This deduction limitation does not apply, however, to certain "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. We have considered the limitations on deductions imposed by Section 162(m) of the Code. However, we cannot assure you that all compensation will qualify for deductibility under Section 162(m), and we may, in our discretion, award non-deductible compensation.

 COMPENSATION COMMITTEE REPORT*

        The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and based on the review and discussions with management of the CD&A, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement on Schedule 14A and in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

THE COMPENSATION COMMITTEE
Alfred F. Altomari, Chairman
David Brennan
Myrtle Potter
Melvin Sharoky, M.D.

*
The foregoing report of the Compensation Committee is not to be deemed "soliciting material" or deemed to be "filed" with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the SEC.

Summary Compensation Table

        The following table sets forth information regarding compensation earned by the named executive officers in fiscal years 2015, 2014, and 2013.

        To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: "Stock Awards," "Change in Pension Value," and "Nonqualified Deferred Compensation Earnings."

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
William H. Lewis	2015	$505,000	—	$2,379,360	$248,460	$7,950	$3,140,770
President and	2014	$465,000	—	$1,197,465	$287,400	—	$1,949,865
Chief Executive Officer	2013	$445,000	—	$11,501,342	$263,800	—	$12,210,142
Andrew T. Drechsler	2015	$351,024	—	$880,026	$119,700	$7,950	$1,358,700
Chief Financial Officer	2014	$340,800	—	$718,479	$142,800	—	$1,202,079
	2013	$330,000	—	$1,044,904	$143,000	—	$1,517,904
Eugene J. Sullivan(5)	2015	$310,769	—	$1,843,782	$134,400	$43,561	$2,332,512
Chief Medical and	2014	—	—	—	—	—	—
Scientific Officer	2013	—	—	—	—	—	—
Christine Pellizzari(6)	2015	$365,382	—	$880,026	$132,000	$7,950	$1,385,358
General Counsel and	2014	$354,740	—	$718,479	$148,700	—	$1,221,919
Corporate Secretary	2013	$149,872	$15,000	$1,251,150	$63,200	—	$1,479,222
S. Nicole Schaeffer	2015	$312,914	—	$806,691	$96,200	$7,950	$1,223,755
Senior Vice President,	2014	$303,800	—	$658,606	$106,400	—	$1,068,806
Human Resources and	2013	$280,000	—	$1,112,334	$107,400	—	$1,499,734
Corporate Services

(1)
Amounts in this column represent cash bonus compensation paid to each executive officer as determined in the discretion of the Compensation Committee and our Board.

(2)
Amounts in this column reflect grant date fair values of stock and option awards granted during 2015, calculated in accordance with FASB ASC Topic 718, except the assumptions of forfeitures is not made. See Note 8, "Stock-Based Compensation" of the consolidated financial statements in the Company's Form 10-K for the year ended December 31, 2015, regarding assumptions underlying valuation of all equity awards.

(3)
Amounts in this column represent annual cash incentive awards paid to each executive officer under our annual cash incentive program. For further information, see "Components of Compensation—Annual Cash Incentives."

(4)
In 2015, we implemented a Company match with respect to our 401(k) plan. Amounts in this column partially represent contributions to each named executive officer's account pursuant to such plan. Each named executive officer received $7,950 pursuant to our 401(k) plan, aside from Dr. Sullivan, who received $7,000. Dr. Sullivan received an additional $36,561 for commuting and travel related expenses.

(5)
Dr. Sullivan's 2015 salary covers the period from his date of hire on March 23, 2015 through December 31, 2015. Dr. Sullivan's annual salary as of his hire date was $400,000.

(6)
Ms. Pellizzari's 2013 salary covers the period from her date of hire on July 29, 2013 through December 31, 2013. Ms. Pellizzari's annual salary as of her hire date was $350,000. The Company paid Ms. Pellizzari a signing bonus in the amount of $15,000, which represents the "Bonus" included in the above table.

2015 Grants of Plan-Based Equity Awards

        The following table sets forth certain information regarding the stock option grants made to our named executive officers during the fiscal year ended December 31, 2015. No other Plan-Based Awards were granted to any of our current or former named executive officers during 2015.

						Estimated Future Payouts Under Equity Incentive Plan	All Other Stock Awards: Number of Shares of Restricted Stock Units (RSUs) (#)
								All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)
Name and Principal Position	Grant Date(1)	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)				Grant Date Fair Value ($)(4)
William H. Lewis	—	—	—	$303,000	$606,000	—	—	—	—	—
President and Chief	5/21/2015	5/20/2015	—	—	—	—	—	150,000	$22.76	$2,379,360
Executive Officer
Andrew T. Drechsler	—	—	$8,776	$140,410	$263,268	—	—	—	—	—
Chief Financial Officer	1/8/2015	1/7/2015	—	—	—	—	—	15,000	$16.07	$166,218
	5/21/2015	5/20/2015	—	—	—	—	—	45,000	$22.76	$713,808
Eugene J. Sullivan	—	—	$10,000	$160,000	$300,000	—	—	—	—	—
Chief Medical and	3/26/2015	3/26/2015	—	—	—	—	—	100,000	$19.47	$1,367,910
Scientific Officer	5/21/2015	5/20/2015	—	—	—	—	—	30,000	$22.76	$475,872
Christine Pellizzari	—	—	$9,135	$146,153	$274,037	—	—	—	—	—
General Counsel and	1/8/2015	1/7/2015	—	—	—	—	—	15,000	$16.07	$166,218
Corporate Secretary	5/21/2015	5/20/2015	—	—	—	—	—	45,000	$22.76	$713,808
S. Nicole Schaeffer.	—	—	$6,845	$109,520	$205,350	—	—	—	—	—
Senior Vice President,	1/8/2015	1/7/2015	—	—	—	—	—	13,750	16.07	$152,367
Human Resources and	5/21/2015	5/20/2015	—	—	—	—	—	41,250	22.76	$654,324
Corporate Services

(1)
The vesting schedule for these grants is as follows: 25% on the first annual anniversary of the date of grant and 12.5% of the shares vesting on each six month anniversary thereafter until the fourth anniversary of the date of grant.

(2)
Constitutes threshold, target and maximum award opportunities for our named executive officers under our annual cash incentive program. See "Compensation Discussion and Analysis—Annual Cash Incentives" for information regarding the criteria applied in determining the amounts payable under the awards. The actual amounts paid with respect to these awards are included in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table.

(3)
The amounts shown in this column reflect stock options granted to our named executive officers pursuant to either our 2013 Stock Incentive Plan or our 2015 Incentive Plan.

(4)
Reflects grant date fair values of stock option awards granted during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718, except the assumptions of forfeitures is not made. See Note 8 of the consolidated financial statements in the Company's Form 10-K for year ended 2015 regarding assumptions underlying valuation of all equity awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

  Employment Agreements

        Our employment agreements for our named executive officers and other officers generally provide for no fixed termination or other expiration dates.

        William H. Lewis.    On September 10, 2012, we entered into an employment agreement with Mr. Lewis under which he is entitled to an annual base salary, which for fiscal 2012 was $425,000, a target annual bonus opportunity equal to 50% of his base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2015, Mr. Lewis's base salary was increased to $505,000 and his target bonus percentage remained consistent with the prior year at 60%.

        Andrew T. Drechsler.    On November 7, 2012, we entered into an employment agreement with Mr. Drechsler under which he is entitled to an annual base salary, which for fiscal 2012 was $330,000, a target annual bonus opportunity equal to 30% of his base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2015, Mr. Drechsler's base salary was increased to $351,024 and his target bonus percentage remained consistent with the prior year at 40%.

        Eugene J. Sullivan.    On March 23, 2015, we entered into an employment agreement with Dr. Sullivan under which he is entitled to an annual base salary, which for fiscal 2015 was $400,000, a target annual bonus opportunity equal to 40% of his base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company.

        Christine Pellizzari.    On June 29, 2013, we entered into an employment agreement with Ms. Pellizzari under which she is entitled to an annual base salary, which for fiscal 2013 was $350,000, a target annual bonus opportunity equal to 40% of her base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2015, Ms. Pellizzari's base salary was increased to $365,382 and her target bonus remained consistent with the prior year at 40%.

        S. Nicole Schaeffer.    On January 2, 2013, we entered into an employment agreement with Ms. Schaeffer under which she is entitled to an annual base salary, which for fiscal 2013 was $280,000, a target annual bonus opportunity equal to 35% of her base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2015, Ms. Schaeffer's base salary was increased to $312,914, and her target bonus remained consistent with the prior year at 35%.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth certain information regarding the stock options and RSUs held by each of our named executive officers as of December 31, 2015.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
William H. Lewis	531,236	177,078		$3.40	09/10/2022	(1)
	139,628	46,542		$4.55	09/28/2022	(1)
	52,084	31,249		$12.44	05/23/2023	(1)
	83,334	83,333		$12.44	05/23/2023	(2)
	125,000	125,000		$14.24	10/31/2023	(1)
	18,750	31,250		$20.49	01/10/2024	(1)
	18,750	31,250		$12.58	06/02/2024	(1)
	—	150,000		$22.76	05/21/2025	(1)
Andrew T. Drechsler	131,251	43,749		$6.65	11/07/2022	(1)
	25,000	25,000		$6.90	03/20/2023	(2)
	18,750	11,250		$12.44	05/23/2023	(1)
	11,250	18,750		$20.49	01/10/2024	(1)
	11,250	18,750		$12.58	06/02/2024	(1)
	—	15,000		$16.07	01/07/2025	(1)
	—	45,000		$22.76	05/21/2025	(1)
Eugene J. Sullivan	—	100,000		$19.47	3/26/2025	(1)
	—	30,000		$22.76	5/21/2025	(1)
Christine Pellizzari	75,000	75,000		$11.14	07/30/2023	(1)
	11,250	18,750		$20.49	01/10/2024	(1)
	11,250	18,750		$12.58	06/02/2024	(1)
	—	15,000		$16.07	01/07/2025	(1)
	—	45,000		$22.76	05/21/2025	(1)
S. Nicole Schaeffer	53,125	31,875		$6.96	01/02/2023	(1)
	25,000	15,000		$12.44	05/23/2023	(1)
	12,500	12,500		$12.44	05/23/2023	(1)
	10,312	17,188		$20.49	01/10/2024	(1)
	10,312	17,188		$12.58	06/02/2024	(1)
	—	13,750		$16.07	01/08/2025	(1)
	—	41,250		$22.76	05/21/2025	(1)

(1)
These stock options have a vesting schedule of 25% on the first annual anniversary of the date of grant and 12.5% of the shares vesting on each six month anniversary thereafter until the fourth anniversary of the date of grant.

(2)
Vesting for performance grants is as follows: exercisable with respect to one half of the shares subject to this Option upon receipt of the first written acceptance of a new drug application (NDA) or MAA filing from the regulatory authority (FDA or EMA); and with respect to the remaining one half of the shares subject to this Option upon receipt of the first written approval of an NDA or MAA filing from the regulatory authority (FDA or EMA). One-half of these options vested on February 26, 2015.

Option Exercises and Stock Vested

        During the fiscal year ended December 31, 2015, none of the named executive officers acquired shares upon exercise of stock options or vesting of stock awards.

Potential Payments Upon Termination or Change in Control

        Our named executive officers are entitled to certain benefits in connection with certain terminations or as a result of a change in control. We believe that the existence of these potential benefits will discourage turnover and cause such executives to be better able to respond to the possibility of a change in control without being influenced by the potential effect of a change in control on their job security.

        If Mr. Lewis's employment is terminated by us without cause or by Mr. Lewis for good reason within twelve months after a change in control of the Company, Mr. Lewis will receive payment of accrued obligations, a lump sum payment equal to the sum of two times his then annual base salary and target bonus, a pro-rata portion of his annual target bonus based on actual performance for the year of termination, full vesting of all time-based vesting equity awards, and up to eighteen months continuation of health benefits provided Mr. Lewis elects continued coverage under COBRA. Should Mr. Lewis's employment be terminated by us without cause or by Mr. Lewis for good reason prior to the date of a change of control, he would be entitled to receive all of the foregoing benefits provided that his lump sum payment shall instead be equal to one times his then annual base salary and target bonus for the year of termination and his accelerated vesting would be limited to full vesting of all time-based vesting equity awards granted at least one year prior to his termination date.

        If Mr. Drechsler's employment is terminated by us without cause or by Mr. Drechsler for good reason within twelve months after a change in control of the Company, Mr. Drechsler will receive payment of accrued obligations, a lump sum payment equal to the sum of one times his then annual base salary, a pro-rata portion of his annual target bonus based on actual performance for the year of termination, full vesting of all time-based vesting equity awards, and up to one year continuation of health benefits provided Mr. Drechsler elects continued coverage under COBRA. Should Mr. Drechsler's employment be terminated by us without cause or by Mr. Drechsler for good reason prior to the date of a change of control, he would be entitled to receive all of the foregoing benefits provided that his lump sum payment shall instead be equal to one-half times his then annual base salary, his equity award vesting would be limited to an additional six months of vesting of all unvested time-based vesting option equity awards held on his termination date, and his health benefits would be limited to up to six months continuation provided Mr. Drechsler elects continued coverage under COBRA.

        If Dr. Sullivan's employment is terminated by us without cause or by Dr. Sullivan for good reason within twelve months after a change in control of the Company, Dr. Sullivan will receive payment of accrued obligations, a lump sum payment equal to the sum of one times his then annual base salary, a pro-rata portion of his annual target bonus based on actual performance for the year of termination, full vesting of all time-based vesting equity awards, and up to one year continuation of health benefits provided Dr. Sullivan elects continued coverage under COBRA. Should Dr. Sullivan's employment be terminated by us without cause or by Dr. Sullivan for good reason prior to the date of a change of control, he would be entitled to receive all of the foregoing benefits provided that his lump sum payment shall instead be equal to one-half times his then annual base salary, his equity award vesting would be limited to an additional six months of vesting of all unvested time-based vesting option equity awards held on his termination date, and his health benefits would be limited to up to six months continuation provided Dr. Sullivan elects continued coverage under COBRA.

        If Ms. Pellizzari's employment is terminated by us without cause or by Ms. Pellizzari for good reason within twelve months after a change in control of the Company, Ms. Pellizzari will receive payment of accrued obligations, a lump sum payment equal to the sum of one times her then annual base salary, a pro-rata portion of her annual target bonus based on actual performance for the year of termination, full vesting of all time-based vesting equity awards, and up to one year continuation of health benefits provided Ms. Pellizzari elects continued coverage under COBRA. Should Ms. Pellizzari's employment be terminated by us without cause or by Ms. Pellizzari for good reason prior to the date of a change of control, she would be entitled to receive all of the foregoing benefits provided that her lump sum payment shall instead be equal to one-half times her then annual base salary, her equity award vesting would be limited to an additional six months of vesting of all unvested time-based vesting option equity awards held on her termination date, and her health benefits would be limited to up to six months continuation provided Ms. Pellizzari elects continued coverage under COBRA.

        If Ms. Schaeffer's employment is terminated by us without cause or by Ms. Schaeffer for good reason within twelve months after a change in control of the Company, Ms. Schaeffer will receive payment of accrued obligations, a lump sum payment equal to the sum of one times her then annual base salary, a pro-rata portion of her annual target bonus based on actual performance for the year of termination, full vesting of all time-vested equity awards, and up to one year continuation of health benefits provided Ms. Schaeffer elects continued coverage under COBRA. Should Ms. Schaeffer's employment be terminated by us without cause or by Ms. Schaeffer for good reason prior to the date of a change of control, she would be entitled to receive all of the foregoing benefits provided that her lump sum payment shall instead be equal to one-half times her then annual base salary, her equity award vesting would be limited to an additional six months of vesting of all unvested time-based vesting option equity awards held on her termination date, and her health benefits would be limited to up to six months continuation provided Ms. Schaeffer elects continued coverage under COBRA

        For purposes of the employment agreements, the term "cause" generally includes:

  (a)
  a conviction of the executive, or a plea of nolo contendere, to a felony involving moral turpitude; or

  (b)
  willful misconduct or gross negligence by the executive resulting, in either case, in material economic harm to the Company or any related entities; or

  (c)
  a willful failure by the executive to carry out the reasonable and lawful directions of the Board and failure by the executive to remedy the failure within 30 days after receipt of written notice of same, by the Board; or

  (d)
  fraud, embezzlement, theft or dishonesty of a material nature by the executive against the Company or any related entity, or a willful material violation by the executive of a policy or procedure of the Company or any related entity, resulting, in any case, in material economic harm to the Company or any related entity; or

  (e)
  a willful material breach by the executive of their employment agreement and failure by the executive to remedy the material breach within 30 days after receipt of written notice of same, by the Board.

        For purposes of the employment agreements, the term "good reason" generally includes:

  (a)
  a material diminution in the executive's base compensation;

  (b)
  a material diminution in the executive's authority, duties, or responsibilities;

  (c)
  a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report;

  (d)
  the Company's or related entity's requiring the executive to be based at any office or location outside of 50 miles from the location of employment or service as of the effective date of their employment agreement, except for travel reasonably required in the performance of the executive's responsibilities; or

  (e)
  any other action or inaction that constitutes a material breach by the Company of their employment agreement.

        For purposes of the employment agreements, the term "change in control" generally includes:

  (a)
  the acquisition by another person of beneficial ownership of 40% or more of our Common Stock;

  (b)
  a proxy contest that results in the replacement of a majority of the members of our Board;

  (c)
  a merger after which our shareholders own less than 60% of the surviving corporation's stock; or

  (d)
  approval by our shareholders of a complete liquidation or dissolution of our Company.

        To protect our business and goodwill, for a period of twelve months after the termination of an executive's employment with us, the executive agrees that he or she will not:

  1.
  engage in any activity in material competition with the business in which we engaged while the executive was employed by us;

  2.
  directly or indirectly recruit or solicit any person who is then an employee of us or was an employee of us at any time within six months prior to such solicitation; or

  3.
  solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of our clients or customers, or prospective clients or customers.

        The severance benefits that executives may be entitled to receive under these agreements and other benefits that the executives are entitled to receive under other plans, may constitute parachute payments that are subject to the "golden parachute" rules of Section 280G of the Code and the excise tax of Code Section 4999. If these payments are determined to be parachute payments, as calculated by our independent registered public accounting firm, the parachute payments will be reduced if, and only to the extent that, a reduction will allow the executives to receive a greater net after tax amount than the executives would receive absent a reduction. All severance benefits are also subject to the execution and non-revocation of a general release of claims against the Company.

        The table below summarizes the hypothetical payments that could be incurred for each of the named executive officers at the time assuming that a qualified termination under the applicable agreement occurred on December 31, 2015 as a result of termination without cause or for good reason during the one year period immediately following a change in control.

	Cash Severance(1)	Pro-Rata Bonus(2)	Benefits	Value of Accelerated Equity(3)	Total
William H. Lewis	$1,616,000	$303,000	$37,512	$4,086,116	$6,042,628
Andrew T. Drechsler(4)	$351,024	$140,410	$82	$702,989	$1,194,505
Eugene J. Sullivan	$400,000	$160,000	$25,008	—	$585,008
Christine Pellizzari	$365,382	$146,153	$25,008	$661,388	$1,197,931
S. Nicole Schaeffer	$312,914	$109,520	$25,008	$566,668	$1,014,110

(1)
These payments and other benefits would be payable to the executive upon a qualified termination under the applicable agreement. The cash severance figure for Mr. Lewis includes salary for two years plus the target bonus for two years. The cash severance figures for Mr. Drechsler, Dr. Sullivan, Ms. Pellizzari, and Ms. Schaeffer includes salary for one year.

(2)
The pro-rata bonus would be payable based on actual performance for the year pro-rated for the number of days worked in the year of termination. The value used in the table assumes the full target bonus for the year.

(3)
For Messrs. Lewis and Drechsler, Dr. Sullivan, Ms. Pellizzari, and Ms. Schaeffer, the value represents the acceleration of all time-based vesting equity awards outstanding as of December 31, 2015. Values shown are equal to the number of stock options multiplied by the difference between the $18.15 closing price of our Common Stock on December 31, 2015, as reported by Nasdaq Capital Market, and the exercise price of the options.

(4)
For Mr. Drechsler, the value of benefits does not include medical or dental benefits, as Mr. Drechsler is not a participant in the company-paid medical and dental insurance programs and would not be eligible to elect COBRA coverage upon a qualified termination.

        The table below summarizes the hypothetical payments that could be incurred for each of the named executive officers at the time assuming that a qualified termination under the applicable agreement occurred on December 31, 2015 as a result of termination without cause or for good reason prior to the date of a change in control or following the one year period after a change in control.

	Cash Severance(1)	Pro-Rata Bonus(2)	Benefits	Value of Accelerated Equity(3)	Total
William H. Lewis	$808,000	$303,000	$37,512	$4,086,116	$5,234,628
Andrew T. Drechsler(4)	$175,512	$140,410	$41	$91,774	$407,737
Eugene J. Sullivan	$200,000	$160,000	$12,504	—	$372,504
Christine Pellizzari	$182,691	$146,153	$12,504	$86,573	$427,921
S. Nicole Schaeffer	$156,457	$109,520	$12,504	$72,624	$351,105

(1)
These payments and other benefits would be payable to the executive upon a qualified termination under the applicable agreement. The cash severance figure for Mr. Lewis includes salary for one year plus the target bonus for one year. The cash severance figures for Mr. Drechsler, Dr. Sullivan, Ms. Pellizzari, and Ms. Schaeffer includes salary for six months.

(2)
The pro-rata bonus would be payable based on actual performance for the year pro-rated for the number of days worked in the year of termination. The value used in the table assumes the full target bonus for the year.

(3)
For Mr. Lewis, the value represents the acceleration of all time-based vesting equity outstanding as of December 31, 2015 granted at least one year prior to the termination date. For Mr. Drechsler, Dr. Sullivan, Ms. Pellizzari, and Ms. Schaeffer, the value represents an additional six months of vesting of his outstanding time-based vesting equity option awards as of December 31, 2015. Values shown are equal to the number of stock options multiplied by the difference between the $18.15 closing price of our Common Stock on December 31, 2015, as reported by Nasdaq Capital Market, and the exercise price of the options.

(4)
For Mr. Drechsler, the value of benefits does not include medical or dental benefits, as Mr. Drechsler is not a participant in the company-paid medical and dental insurance programs and would not be eligible to elect COBRA coverage upon a qualified termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee is comprised entirely of independent directors and none of our executive officers served on the Compensation Committee or on the board of any company that employed any member of our Compensation Committee or our Board.

DIRECTOR COMPENSATION

        Mr. Lewis is a director and an executive officer of the Company. He receives no additional compensation for serving on the Board. No other director is an employee of the Company.

        Our Board determines the compensation of our non-employee directors in conjunction with recommendations made by the Compensation Committee. The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to our Board when appropriate. Our Board is currently compensated through a combination of fees, in the form of cash retainers, and equity awards, in the form of RSUs. Our approach to Board compensation is intended to align our non-employee director compensation practices with the best interests of our shareholders.

Fees Earned or Paid in Cash

        Our non-employee directors are paid quarterly retainer fees for their service on the Board. Our non-employee directors are not compensated for attending individual meetings of the Board on a per-meeting basis. During 2015, each non-employee director was paid quarterly retainer fees totaling $40,000 annually, except for Mr. Hayden who, as the Chairman of the Board, was paid quarterly retainer fees totaling $80,000 annually. The Chairman of the Nominations and Governance Committee was paid an additional annual fee of $10,000. The Chairman of the Compensation Committee was paid an additional annual fee of $15,000. The Chairman of the Audit Committee was paid an additional annual fee of $20,000. These annual fees were paid quarterly.

Grant of Restricted Stock Units

        During 2015, each non-employee director, received an annual equity-based grant with a grant date value of approximately $100,000 in the form of RSUs. Except in the case of Dr. Whitcomb, the RSUs vest on the first anniversary of the date of the award, provided that the director attend at least 75% of the meetings of the Board. In connection with Dr. Whitcomb's resignation, effective as of May 21, 2015, the Board approved the vesting of all of Dr. Whitcomb's outstanding 2015 equity awards effective as of the same date.

Other

        We reimburse all of our directors for expenses incurred in connection with their attendance at Board or committee meetings. We also provide director and officer insurance for all directors.

        The following table sets forth a summary of the compensation we paid to our non-employee directors in 2015.

        To improve readability, only the columns "Fees Earned or Paid in Cash," "Stock Awards," and "Total" have been included in the table, all other columns have been removed as there is no reportable information with respect to those compensation items.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)(4)	Total
Alfred F. Altomari	$65,000	$99,988	$164,988
David R. Brennan	$45,000	$99,988	$144,988
Steinar J. Engelsen, M.D.	$60,000	$99,988	$159,988
Donald J. Hayden Jr.	$82,038	$99,988	$182,026
David W.J. McGirr	$60,000	$99,988	$159,988
Myrtle Potter	$43,063	$99,988	$143,051
Melvin Sharoky, M.D.	$50,000	$99,988	$149,988
Randall Whitcomb, M.D.(5)	$19,505	$99,988	$119,493

(1)
The amounts in this column reflect the actual fees earned and paid during fiscal 2015.

(2)
Amounts in this column reflect grant date fair values of stock and option awards granted during 2015, calculated in accordance with FASB ASC Topic 718, except the assumptions of forfeitures is not made. See Note 8, "Stock-Based Compensation" of the consolidated financial statements in the Company's Form 10-K for December 31, 2015 regarding assumptions underlying valuation of all equity awards.

(3)
Each Director received 6,222 RSUs in January 2015. As of December 31, 2015, each of our current directors held 6,222 unvested RSUs.

(4)
No option awards were granted to our directors in 2015. As of December 31, 2015, the number of shares of our Common Stock underlying options held by our current directors were as follows: Mr. Hayden, 85,000.

(5)
The figures for Dr. Whitcomb cover the period from January 1, 2015 to his resignation from the Board on May 21, 2015. In connection with his resignation, the Board approved the vesting of Dr. Whitcomb's 6,222 RSUs effective as of the same date.

 PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Information Relative to Ratification of Independent Registered Public Accounting Firm

        The Audit Committee has designated Ernst & Young LLP, independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending December 31, 2016. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

        The principal function of Ernst & Young LLP is to audit our consolidated financial statements and, in connection with that audit, to review certain related filings submitted to the Securities and Exchange Commission and to conduct limited reviews of the consolidated financial statements included in each of our quarterly reports. The aggregate fees billed for each of the last two fiscal years for professional services rendered by Ernst & Young LLP, as well as information relating to the Audit Committee's pre-approval policies and procedures, are detailed in the "Audit Committee Report."

Vote Not Required for Approval

        Shareholder ratification of our independent registered public accounting firm is not required under Virginia law, our Articles of Incorporation or our Bylaws. However, the Board is submitting the expected appointment of Ernst & Young to the shareholders for ratification as a matter of good corporate practice. In the event that a majority of the votes cast are against the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, the Audit Committee will consider the vote and the reasons therefore in future decisions on the selection of our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may engage different independent auditors at any time during the year if it determines that such a change would be in our best interests and those of our shareholders.

Recommendation

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Equity Compensation Plan Information

        In fiscal 2015, we made stock-based awards from our 2015 Incentive Plan and 2013 Stock Incentive Plan, and have outstanding grants under our 2000 Stock Incentive Plan (the "2000 Incentive Plan") and Amended and Restated 2000 Employee Stock Purchase Plan (the "2000 ESPP," and together with the 2000 Stock Incentive Plan, the "Plans"). The Plans are administered by the Compensation Committee and the Board.

        The 2015 Incentive Plan was adopted by the Board and approved by our shareholders on May 21, 2015. Under the terms of the 2015 Incentive Plan, we are authorized to grant a variety of incentive awards based on our Common Stock, including stock options (both incentive stock options and non-qualified stock options), performance options/shares and other stock awards, as well as the payment of incentive bonuses to all employees and non-employee directors. The 2015 Incentive Plan provides for the issuance of a maximum of 5,000,000 shares of Common Stock.

        The 2013 Stock Incentive Plan was adopted by the Board and approved by our shareholders on May 23, 2013. Under the terms of the 2013 Stock Incentive Plan, we are authorized to grant a variety of incentive awards based on our Common Stock, including stock options (both incentive stock options and non-qualified stock options), restricted stock, RSUs, performance shares and other stock awards. The 2013 Stock Incentive Plan provides for the issuance of a maximum of 3,053,833 shares of Common Stock.

        The 2000 Stock Incentive Plan was originally adopted by the Board and approved by our shareholders in 2000 and its original ten-year term was extended to March 15, 2015 when it was amended in June 2005. Under the terms of the 2000 Stock Incentive Plan, we are authorized to grant a variety of incentive awards based on our Common Stock, including stock options (both incentive stock options and non-qualified stock options), restricted stock, RSUs, performance shares and other stock awards. In May 2011, the shareholders of Insmed approved an amendment of our 2000 Stock Incentive Plan (the "Amended Incentive Plan") to increase the number of shares of Common Stock reserved and available for issuance under the 2000 Stock Incentive Plan by 3,000,000 shares to a total of 3,925,000 (adjusted for stock splits) shares of Common Stock. These shares are reserved for awards to all participants in the 2000 Plan, including non-employee directors.

        The following table presents information as of December 31, 2015, with respect to the Plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders:
2015 Incentive Plan(1)	1,019,800	$22.12	4,295,221
2013 Stock Incentive Plan(2)	2,480,713	$15.39	—
2000 Stock Incentive Plan(3)	1,546,209	$4.59	—
Equity Compensation Plans Not Approved by Shareholders:
Individual Compensation Arrangement(4)	227,000	$18.14	—

Total	5,273,722		4,295,221

(1)
Represents shares of Common Stock issuable upon the exercise of outstanding stock options granted under our 2015 Incentive Plan.

(2)
Represents shares of Common Stock issuable upon the exercise of outstanding stock options granted under our 2013 Stock Incentive Plan. To the extent that stock options or stock appreciation rights granted under the 2013 Stock Incentive Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of restricted stock or performance units are forfeited, the shares of Common Stock underlying such grants will again become available for purposes of the 2013 Stock Incentive Plan.

(3)
Represents shares of Common Stock issuable upon the exercise of outstanding stock options granted under the 2000 Stock Incentive Plan. Upon the approval of the 2013 Stock Incentive Plan, no additional awards were issued under the 2000 Stock Incentive Plan and the shares remaining for future grant under the 2000 Stock Incentive Plan were transferred to the 2013 Stock Incentive Plan. To the extent that stock options or stock appreciation rights granted under the 2000 Stock Incentive Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of restricted stock or performance units are forfeited, the shares of Common Stock underlying such grants will again become available under the 2013 Stock Incentive Plan.

(4)
Represents inducement grants of stock options totaling 227,000 shares of the Company's common stock we made in connection with the appointment of chief medical officer, Dr. Eugene Sullivan, as well as several of our European managers during the first quarter of 2015. The vesting schedule for the shares of Common Stock subject to this option grant is as follows: 25% on the first anniversary of the date of grant and 12.5% of the shares vesting on each six month anniversary thereafter until the fourth anniversary of the date of grant.

 PROPOSALS FOR 2017 ANNUAL MEETING

        Shareholder proposals intended for inclusion in our Proxy Statement for the 2017 Annual Meeting of Shareholders must be received at our offices no later than the close of business on December 14, 2016. All such proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") and must be submitted to the Corporate Secretary, Insmed Incorporated, 10 Finderne Avenue, Building 10, Bridgewater, New Jersey, 08807.

        Under our Bylaws, any shareholder (as defined in our Bylaws) who wishes to present other business or nominate a director candidate at the 2017 Annual Meeting of Shareholders must give timely written notice of any such business or nomination to our Corporate Secretary in advance of the meeting. Such written notice must comply with the requirements in our Bylaws and must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to our Corporate Secretary at the address given above no later than 120 days nor more than 150 days before the anniversary of the immediately preceding year's annual meeting. Accordingly, for the 2017 Annual Meeting of Shareholders, our Corporate Secretary must receive such written notice no earlier than December 20, 2016 and no later than January 19, 2017. If the date of the 2017 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after May 19, 2017 (the anniversary of this year's Annual Meeting), then the written notice must be received no later than the 120th day prior to such Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such Annual Meeting was first made. If a shareholder fails to meet these requirements or fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote on any such business or nomination in accordance with our best judgment. Our Bylaws are available on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance" or by submitting a written request to the Corporate Secretary, Insmed Incorporated, 10 Finderne Avenue, Building 10, Bridgewater, New Jersey, 08807.

ANNUAL REPORT ON FORM 10-K

        We will provide without charge to each person to whom this Proxy Statement has been delivered, on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2015, including the financial statements and financial statement schedules. Requests should be directed to Ms. Christine Pellizzari, Corporate Secretary, Insmed Incorporated, 10 Finderne Avenue, Building 10, Bridgewater, New Jersey, 08807, (908) 977-9900. In connection with any such request, we will provide a list of exhibits to the Annual Report on Form 10-K, and will provide copies of such exhibit upon the payment of a reasonable fee set forth in such listing.

 SEPARATE COPIES FOR BENEFICIAL HOLDERS

        Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single set of proxy materials and Annual Report to that address. Only one set of proxy materials and Annual Report will be delivered to such address unless we receive contrary directions from one or more of such beneficial owners. Any such beneficial owner can request a separate copy of these proxy materials or the Annual Report by contacting our Corporate Secretary as described above, and we will promptly provide a separate copy. If you are the beneficial owner, but not the record holder, of the Company's shares and wish to receive only one copy of the Proxy Statement and Annual Report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

 OTHER MATTERS

        The Board is not aware of any matters to be presented for action at the Annual Meeting other than as set forth herein. However, if any other matters properly come before the meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board
/s/ CHRISTINE PELLIZZARI Christine Pellizzari, Corporate Secretary

April 13, 2016

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
INSMED INCORPORATED ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2016:

The Proxy Statement and Annual Report are available at www.proxyvote.com.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. INSMED INCORPORATED 10 FINDERNE AVENUE, BUILDING 10 BRIDGEWATER, NJ 08807 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E07245-P74784 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. INSMED INCORPORATED The Board of Directors recommends you vote FOR each Director under Item 1: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) Alfred F. Altomari Steinar J. Engelsen, M.D. William H. Lewis The Board of Directors recommends you vote FOR Item 2: For Against Abstain ! ! ! 2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for Insmed Incorporated for the fiscal year ending December 31, 2016. NOTE: To act on such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com. E07246-P74784 INSMED INCORPORATED Annual Meeting of Shareholders May 19, 2016 at 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Donald Hayden, Jr., William H. Lewis, Andrew T. Drechsler, and Christine Pellizzari or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of Common Stock of Insmed Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 19, 2016 at 9:00 AM at the Bridgewater Marriott, 700 Commons Way, Bridgewater, NJ 08807. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side